Filed Pursuant to Rule 424(b)(3)
Registration No. 333-228790

PROSPECTUS

NiSource Inc.

OFFER TO EXCHANGE

Any and all of its outstanding shares of

5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock,

liquidation preference $1,000 per share (which we refer to as the “Old Shares”) for up to 400,000 Shares of 5.650% Series A Fixed-Rate Reset

Cumulative Redeemable Perpetual Preferred Stock,

liquidation preference $1,000 per share

that have been registered under the Securities Act of 1933

(which we refer to as the “New Shares”)

The exchange offer will expire at 5:00 p.m., New York City time, on March 5, 2019, unless extended.

•

We will exchange New Shares for any and all outstanding Old Shares that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer being made by this prospectus and the related letter of transmittal (the “exchange offer”).

•	You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Shares that you have tendered in the exchange offer.

•	The exchange offer is subject to customary conditions that may be waived by us.

•

The terms of the New Shares are substantially identical to those of the Old Shares, except that the New Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), the transfer restrictions, registration rights and special dividend provisions relating to the Old Shares will not apply to the New Shares, and the first dividend payment date for and date from which dividends will accumulate on the New Shares will be different from those applicable to the Old Shares. The New Shares will also have a separate CUSIP number from that of the Old Shares.

•	The exchange of Old Shares for New Shares will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•

If you do not exchange your Old Shares for New Shares in the exchange offer, your Old Shares will remain outstanding and will continue to accumulate dividends but will remain subject to restrictions on transfers.

No public market exists for the New Shares or the Old Shares. Neither the New Shares nor the Old Shares will be listed on any securities exchange or included in any quotation system.

Exchanging your outstanding Old Shares for New Shares involves risks, including those described in the “Risk Factors ” section beginning on page 16 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2019

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to exchange, or a solicitation of an offer to tender or exchange, Old Shares for New Shares in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or exchange in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Note Regarding Forward-Looking Statements.”

We are not providing you with any legal, business, regulatory, accounting, tax or other advice in this prospectus. You should consult with your own advisors to assist you in making your investment decision and to advise you whether you are legally permitted to exchange your outstanding Old Shares for New Shares in the exchange offer.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, Attention: Corporate Secretary, Telephone: (877) 647-5990.

This prospectus contains descriptions of certain provisions of some of the documents relating to the New Shares and the exchange offer, including the Registration Rights Agreement and the Certificate of Designations (each as defined below). These summaries are not and do not purport to be complete and are qualified in their entirety by reference to the provisions of such documents, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein and which may be obtained as described under “Where You Can Find More Information” and “Incorporation by Reference.”

Unless the context requires otherwise, “we,” “us” or “our” refer collectively to NiSource Inc. and its subsidiaries.

i

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus and in the documents incorporated by reference are “forward-looking statements” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NiSource, are also expressly qualified by these cautionary statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, our debt obligations; any changes in our credit rating; our ability to execute our growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; any damage to our reputation; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; impacts from the Greater Lawrence, Massachusetts gas distribution system incident (including any changes in management’s estimates or assumptions regarding financial impact, the timing and amount of insurance recoveries, the outcomes of governmental investigations, changes to state and federal legislation or regulation impacting our operating practices, and our ability to recover our costs through rates or offset them through operational or other cost savings); the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified workforce; the ability of our subsidiaries to generate cash; tax liabilities associated with the separation of Columbia Pipeline Group, Inc. on July 1, 2015; our ability to manage new initiatives and organizational changes; the performance of certain third-party suppliers and service providers; the availability of insurance to cover all significant losses; and other matters set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for quarterly periods ended in 2018, many of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation, and expressly disclaim any such obligation, to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of those documents.

ii

WHERE YOU CAN FIND MORE INFORMATION

NiSource is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and at our website at www.nisource.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus.

We have filed with the SEC under the Securities Act a registration statement on Form S-4 of which this prospectus forms a part. This prospectus does not contain all of the information contained in the registration statement and its exhibits. We strongly encourage you to read carefully the registration statement and its exhibits. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that NiSource files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

•

our Current Reports on Form 8-K, as filed with the SEC on January 26, 2018, March 29, 2018, April 19, 2018, May 2, 2018 (reporting Items 1.01, 7.01 and 9.01 but only incorporating by reference the information filed, and not furnished, therein), May 7, 2018, May 9, 2018, June 12, 2018, September 5, 2018 (as amended by our Current Report on Form 8-K/A filed on October 24, 2018), September 27, 2018, November 1, 2018 (reporting Items 1.01, 8.01 and 9. 01), November 29, 2018, December 6, 2018, December 13, 2018 and December 27, 2018; and

•	any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this offering is completed or terminated.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for those documents should be directed to Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

In order to obtain timely delivery of such materials, you must request such materials from us no later than five business days before the expiration of the exchange offer.

iii

SUMMARY

This summary highlights information about us, the New Shares being offered by this prospectus and the exchange offer being made hereby. This summary is not complete and does not contain all of the information that you should consider prior to deciding whether or not to exchange your Old Shares for New Shares. For a more complete understanding of our company, the New Shares and the exchange offer being made hereby, we encourage you to read this prospectus and the related letter of transmittal (the “letter of transmittal”), as well as the documents incorporated by reference into this prospectus, in their entirety.

Overview

NiSource is an energy holding company whose subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.9 million customers in seven states. We are one of the nation’s largest natural gas distribution companies, as measured by number of customers. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution company, and Northern Indiana Public Service Company LLC, or NIPSCO, a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations.

On July 1, 2015, we completed the spin-off of our former subsidiary Columbia Pipeline Group, Inc., which comprised all of our Columbia Pipeline Group Operations segment prior to that time.

Business Strategy. We focus our business strategy on our core, rate-regulated asset-based businesses, with most of our operating income generated from the rate-regulated businesses. NiSource’s utilities continue to move forward on core infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all seven states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we address changing customer conservation patterns, develop more contemporary pricing structures and embark on long-term investment programs. These strategies will help improve reliability and safety, enhance customer services and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.5 million customers in seven states and operate approximately 60,000 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own six distribution subsidiaries that provide natural gas to approximately 2.6 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, Maryland and Massachusetts. We also distribute natural gas to approximately 830,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 469,000 customers in 20 counties in the northern part of Indiana and engage in wholesale and transmission transactions. NIPSCO owns and operates two coal-fired electric generating stations. The two operating facilities have a net capability of 2,094 megawatts. NIPSCO completed the retirement of the coal-fired generating units at its Bailly Generating Station on May 31, 2018. NIPSCO also owns and operates Sugar Creek, a combined cycle gas turbine plant with a net capability of 535 megawatts, three gas-fired generating units located at NIPSCO’s coal-fired electric generating stations with a net capability of 196 megawatts and two hydroelectric generating plants with a net capability of 10 megawatts. These facilities provide for a total system operating net capability of 2,835 megawatts. NIPSCO’s transmission system, with voltages from 69,000 to

345,000 volts, consists of 2,843 circuit miles. NIPSCO is interconnected with five neighboring electric utilities. During the year ended December 31, 2017, NIPSCO generated 65.2% and purchased 34.8% of its electric requirements.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

Summary Description of the Exchange Offer

The following is a description of some of the terms of the exchange offer. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Shares for New Shares. You should read the information appearing in this prospectus under the captions “Risk Factors,” “The Exchange Offer,” “Description of the New Shares,” “Material United States Federal Income Tax Considerations” and “Plan of Distribution,” as well as the other information contained in and incorporated by reference into the prospectus and in the letter of transmittal relating to the exchange offer, for additional information concerning the terms of the exchange offer and the New Shares and the risks of investing in the New Shares. As used herein, the term “exchange offer” means the exchange offer being made pursuant to this prospectus and the related letter of transmittal.

For purposes of the information appearing under this caption “Summary Description of the Exchange Offer,” references to “NiSource Inc.,” “the Company,” “we,” “our,” “us” and similar references refer only to NiSource Inc. and not its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Background; Old Shares	On June 11, 2018, we established a new series of our preferred stock designated as the 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share (“Series A Preferred Stock”). The designation, powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are set forth in a certificate of designations (the “Certificate of Designations”) forming part of our certificate of incorporation. Also on June 11, 2018, we completed a private offering of 400,000 shares of our Series A Preferred Stock which were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and which we sometimes refer to as the “Old Shares.” In connection with that offering, we entered into a registration rights agreement dated June 11, 2018 (the “Registration Rights Agreement”) with representatives of the initial purchasers of the Old Shares. We are making the exchange offer as required by the Registration Rights Agreement.

New Shares	The “New Shares” are up to 400,000 shares of our Series A Preferred Stock that have been registered under the Securities Act. The terms of the New Shares are substantially identical to those of the Old Shares, except that the New Shares have been registered under the Securities Act, will not be subject to the transfer restrictions applicable to the Old Shares, will not be entitled to payment of Special Dividends (as defined under “Description of the Registration Rights Agreement”), will not be entitled to registration rights or (subject to possible limited exceptions) other rights under the Registration Rights Agreement, and the first dividend payment date for and date from which dividends will accumulate on the New Shares will be different from those applicable to the Old Shares. The New Shares will also have a separate CUSIP number from the Old Shares. The New Shares and any Old Shares that remain outstanding after the exchange offer will constitute a single series of preferred stock under our certificate of incorporation.

Exchange Offer	On the terms and subject to the conditions set forth herein and in the letter of transmittal, we are offering to issue up to 400,000 New Shares in exchange for a like number of Old Shares that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer. In exchange for each Old Share validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the letter of transmittal and this prospectus, the tendering holder will receive one New Share.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on March 5, 2019 (which is the 21st business day following the date of this prospectus), unless extended or terminated in our sole and absolute discretion. The term “expiration date” means March 5, 2019, except that if we, in our sole and absolute discretion, extend the period of time during which the exchange offer is open, “expiration date” shall mean the latest date to which the exchange offer has been extended. For further information, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Shares.”

Representations by Tendering Owners

By tendering your Old Shares, you will acknowledge, represent and warrant to and agree with us that, among other things:

•  you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

•  any New Shares you receive in the exchange offer will be acquired by you in the ordinary course of your business;

•  you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Shares in violation of the Securities Act;

•  you are not a broker-dealer that will receive New Shares in the exchange offer in exchange for Old Shares that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; and

•  if you are a broker-dealer that will receive New Shares for your own account in the exchange offer in exchange for Old Shares that you acquired for your own account as a result of your market-making or other trading activities, you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers in connection with any resale of the New Shares you receive. For further information, see “Plan of Distribution.”

You will be required to make these and other acknowledgements, representations, warranties and agreements in order to tender Old Shares in the exchange offer. For further information, see “The Exchange Offer—Representations by Tendering Owners” and “—Resales of New Shares.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. For further information, see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering the Old Shares

The Old Shares currently are in book-entry form and represented by one or more global share certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. Accordingly, you must tender your Old Shares pursuant to DTC’s Automated Tender Offer Program (“ATOP”) and the other procedures described in this prospectus and in the related letter of transmittal.

If you wish to tender your Old Shares pursuant to the exchange offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent (as defined below) prior to 5:00 p.m., New York City time, on the expiration date:

•  a computer-generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book-Entry Confirmation (as defined below) stating that the holder of the Old Shares acknowledges and agrees to be bound by the terms of the letter of transmittal included as Annex A to this prospectus (an “Agent’s Message”); and

•  an electronic confirmation from DTC of the book-entry transfer of your Old Shares into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”).

You may tender any or all of your Old Shares. For further information, see “The Exchange Offer—Procedures for Tendering Old Shares” and “—Book-Entry Transfers.”

If you are the beneficial owner of Old Shares in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Shares in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Shares on your behalf prior to the expiration of the exchange offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. This is the only manner in which you will be able to tender your Old Shares.

Withdrawal; Non-Acceptance	You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Shares that you have tendered in the exchange offer by following the procedures described in this prospectus and the related letter of transmittal. Any Old Shares which have been tendered for exchange but which are withdrawn or otherwise are not exchanged for any reason will be credited to the accounts at DTC of the applicable DTC participants without cost to such holders promptly after withdrawal of such Old Shares or expiration or termination of the exchange offer, as the case may be. For further information, see “The Exchange Offer—Withdrawal Rights.”

No Guaranteed Delivery	There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, holders of Old Shares must deliver or cause to be delivered their Old Shares and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights	Holders of the Old Shares do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Material United States Federal Income Tax Considerations	The exchange of the Old Shares for New Shares in the exchange offer will not be a taxable event for U.S. federal income tax purposes. For further information regarding some of the U.S. federal tax considerations that you should take into account in deciding whether or not to exchange Old Shares for New Shares, see “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	Computershare Inc. and Computershare Trust Company, N.A. are serving as the exchange agent (the “Exchange Agent”) for the exchange offer. You can find the address and telephone number of the Exchange Agent on the back cover of this prospectus.

Information Agent	D.F. King & Co. is serving as the information agent (the “Information Agent”) for the exchange offer. You can find the address and telephone number of the Information Agent on the back cover of this prospectus.

Resales of New Shares

Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties, we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Shares you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1)   you are our “affiliate” (as defined in Rule 405 under the Securities Act);

(2)   the New Shares you receive in the exchange offer will not be acquired by you in the ordinary course of your business; or

(3)   you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Shares in violation of the Securities Act.

However, if you are a broker-dealer holding Old Shares acquired for your own account as a result of market-making or other trading activities and you receive New Shares in exchange for such Old Shares pursuant to the exchange offer (a “participating broker-dealer”), you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Shares. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Shares received for its own account in exchange for such Old Shares in the exchange offer for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Shares (subject, in either case, to our right to suspend the use of the prospectus under the circumstances described under “Plan of Distribution”), so long as such participating broker-dealer has notified us in an Agent’s Message of otherwise that it will be using this prospectus for such purpose. For further information, see “Plan of Distribution.”

If you fall into one or more of categories (1) through (3) of the second preceding paragraph, if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Shares to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Shares in the exchange offer in exchange for Old Shares that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you may not tender your Old Shares in the exchange offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of shares of Series A Preferred Stock, and (iv) any registration statement used in connection with such offer, sale or other transfer of such shares must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability.

Registration Rights Agreement	When we issued the Old Shares, we entered into the Registration Rights Agreement pursuant to which we agreed, on the terms and subject to the conditions set forth therein, to use our commercially reasonable efforts (1) to file a registration statement with respect to an offer to exchange the Old Shares for New Shares that have been registered under the Securities Act and complete the exchange offer within 60 days after such registration statement becomes effective and (2) under certain circumstances, to file and keep effective for a specified period of time a shelf registration with respect to resales of the Old Shares. If we fail to complete the exchange offer within 270 days after June 11, 2018 (which was the date of original issuance of the Old Shares) or to satisfy certain other registration obligations under the Registration Rights Agreement, we will be required to pay Special Dividends to the holders of the Old Shares (other than any Old Share that has ceased to be a Registrable Security (as defined under “Description of the Registration Rights Agreement”)). No Special Dividends will be payable on New Shares. For additional information, see “Description of the Registration Rights Agreement.”

Risk Factors	An investment in the New Shares involves risks, and, before making a decision to exchange Old Shares for New Shares, you should carefully consider the matters discussed under “Risk Factors” in this prospectus and in the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference into this prospectus and which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

Consequences of Not Exchanging Old Shares

If you do not exchange your Old Shares for New Shares in the exchange offer, your Old Shares will remain outstanding and will continue to accumulate dividends but will remain subject to the restrictions on transfer set forth in the legend on the certificates evidencing the Old Shares, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any Special Dividends on your Old Shares and will not be entitled (subject to possible limited exceptions) to any registration rights or other rights under the Registration Rights Agreement. In general, you may offer or sell your Old Shares only if:

•

they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the legend on the certificates evidencing the Old Shares, including the delivery of any certificate, opinion of counsel or other information that may be required by the transfer agent or by us. We do not intend to register the Old Shares under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Shares.

In addition, the exchange offer may have a material adverse effect on the market price and liquidity of any Old Shares that remain outstanding following the exchange offer. See “Risk Factors—Risks Related to the Exchange Offer—If you choose not to exchange your Old Shares in the exchange offer, the transfer restrictions currently applicable to your Old Shares will remain in force and the market price and liquidity of your Old Shares may decline.”

Summary Description of the New Shares

The following is a description of some of the terms of the New Shares. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Shares for New Shares. You should read the information appearing in this prospectus under the captions “Risk Factors,” “Description of the New Shares” and “Material United States Federal Income Tax Considerations,” as well as the other information contained in and incorporated by reference into this prospectus and in the letter of transmittal relating to the exchange offer, for additional information concerning the terms of the New Shares and the risks of investing in the New Shares.

For purposes of the information appearing under this caption “Summary Description of the New Shares,” references to “NiSource Inc.,” “the Company,” “we,” “our,” “us” and similar references refer only to NiSource Inc. and not its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Issuer	NiSource Inc.

Securities offered	400,000 shares of our 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share.

Maturity	Perpetual, unless redeemed by us on the First Call Date, June 15, 2023, or a subsequent Reset Date (as defined herein), or in connection with a Ratings Event (as defined herein).

Dividends	Dividends on the New Shares will accrue and be cumulative from December 15, 2018 and will be payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors out of legally available funds for such purpose.

Dividend payment and record dates	Semi-annually in arrears on the 15th day of June and December (each, a “Dividend Payment Date”) to holders of record as of the close of business on the 15th Business Day (as defined under “Description of the Series A Preferred Stock”) preceding the applicable Dividend Payment Date, or such other record date not exceeding 30 calendar days before the applicable Dividend Payment Date as shall be fixed for that purpose by our board of directors (or a duly authorized committee of the board of directors), subject to certain limitations.

Dividend rate

The initial dividend rate for the Series A Preferred Stock from and including the original issue date to, but not including, the First Call Date will be 5.650% per annum of the $1,000 liquidation preference per share (equal to $56.50 per share per annum).

On and after the First Call Date, dividends on the Series A Preferred Stock will accumulate for each Reset Period (as defined herein) at a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate plus:

•  in respect of each Reset Period commencing on or after the First Call Date but before the Step-up Date, June 15, 2043, the Initial Margin, and

•  in respect of each Reset Period commencing on or after the Step-up Date, the Initial Margin plus 1.000%.

“Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal and, in the case of U.S. Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15 (519). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.

“H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15 (519)” means the H.15 (519) published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date. H.15 (519) may be currently obtained at the following website: https://www.federalreserve.gov/releases/h15/. The contents of such website do not constitute part of this offering memorandum.

“Reset Date” means the First Call Date and the date falling on each fifth anniversary thereafter.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of the relevant Reset Period.

“Reset Period” means each period from and including the First Call Date to (but excluding) the next following Reset Date and thereafter from and including each Reset Date to (but excluding) the next following Reset Date.

We will give notice of the relevant Five-year U.S. Treasury Rate as soon as practicable to the paying agent and the holders of the Series A Preferred Stock and, if required by the rules of any securities exchange on which the Series A Preferred Stock may be listed from time to time, to such securities exchange.

Ranking

The Series A Preferred Stock will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. The Series A Preferred Stock will rank:

•  senior to our common stock and to each other class or series of equity securities established after the original issue date of the Series A Preferred Stock that is not expressly made senior to or on a parity with the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation event (the “Junior Securities”);

•  on a parity with the 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock we issued on December 5, 2018 (the “Series B Preferred Stock”) and any other class or series of equity securities established after the original issue date of the Series A Preferred Stock that is not expressly made senior or subordinated to the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation event (the “Parity Securities”);

•  junior to each other class or series of equity securities established after the original issue date of the Series A Preferred Stock that is expressly made senior to the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation event (the “Senior Securities”); and

•  junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Parity Securities with respect to the Series A Preferred Stock include the Series B Preferred Stock and may include other classes of equity securities that have different dividend rates, mechanics, periods (e.g., quarterly rather than semi-annual), payment dates and record dates than the Series A Preferred Stock.

Restrictions on dividends	We will not declare or pay, or set aside for payment, full dividends on the Series A Preferred Stock or any Parity Securities for any dividend period unless (i) full cumulative dividends have been paid or provided for on the Series A Preferred Stock and any Parity Securities through the most recently completed dividend period for each such security and (ii) at the time of the declaration of dividends on the Series A Preferred Stock or the Parity Securities, as applicable, we expect to have sufficient funds to pay the next dividend on the Series A Preferred Stock and any Parity Securities in full (regardless of the relative timing of such dividends). To the extent dividends will not be paid in full on the Series A Preferred Stock, we will take appropriate action to ensure that all dividends declared and paid upon the Series A Preferred Stock and any Parity Securities will be reduced, declared and paid on a pro rata basis on their respective payment dates.

We will not declare or pay, or set aside for payment, dividends on any Junior Securities (other than a dividend payable solely in Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid on all outstanding shares of Series A Preferred Stock and any Parity Securities through the most recently completed respective dividend periods. We may declare and pay regular dividends with respect to the Series B Preferred Stock, and any other class of Junior Securities or Parity Securities with a dividend period shorter than the dividend period applicable to the Series A Preferred Stock (e.g. quarterly rather than semi-annual), so long as, at the time of declaration of such dividend, we expect to have sufficient funds to pay the full dividend in respect of the Series A Preferred Stock on the next successive Dividend Payment Date.

Optional redemption upon a Ratings Event

At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined below), we may, at our option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price in cash per share equal to $1,020 (102% of the liquidation preference of $1,000 per share) plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of our outstanding indebtedness.

“Ratings Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended), that publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the Series A Preferred Stock, as such criteria are in effect as of the original issue date of the Series A Preferred Stock (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series A Preferred Stock, or (ii) a lower equity credit being given to the Series A Preferred Stock than the equity credit that would have been assigned to the Series A Preferred Stock by such rating agency pursuant to its current criteria.

Optional redemption on the First Call Date or a subsequent Reset Date	We may redeem the Series A Preferred Stock, at our option, in whole or in part, on the First Call Date or any subsequent Reset Date, by paying $1,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. We will provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption to the holders of the Series A Preferred Stock. We may undertake multiple partial redemptions, but each redemption must occur on a Reset Date. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of our outstanding indebtedness.

Intention regarding redemption or repurchase	In the event we redeem or purchase any shares of the Series A Preferred Stock, we intend (without thereby assuming a legal obligation), subject to standard exceptions, to do so only to the extent the aggregate redemption or purchase price is equal to or less than the net proceeds, if any, we receive from new issuances during the period commencing on the 360th calendar day prior to the date of such redemption or purchase of securities which are assigned by S&P at the time of sale or issuance an aggregate equity credit that is equal to or greater than the equity credit assigned to the shares of the Series A Preferred Stock to be redeemed or repurchased.

Conversion, exchange and preemptive rights	The Series A Preferred Stock will not be subject to preemptive rights or be convertible into or exchangeable for any other securities or property at the option of the holder.

Voting rights

Holders of the Series A Preferred Stock generally will not have voting rights.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, no amendment to our amended and restated certificate of incorporation (“certificate of incorporation”) may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series A Preferred Stock. For purposes of this voting requirement, any amendment to our certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights regarding the issuance of Parity Securities or Senior Securities discussed below) and (ii) in connection with a merger or another transaction in which either (x) we are the surviving entity and the Series A Preferred Stock remains outstanding or (y) the Series A Preferred Stock is exchanged for a series of preferred stock of the surviving entity, in either case with the terms thereof materially unchanged in any respect adverse to the holders of Series A Preferred Stock, will be deemed not to materially adversely affect the powers, preferences, duties or special rights of the holders of Series A Preferred Stock.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class together with holders of the Series B Preferred Stock and any other Parity Securities established after the closing of the offering and upon which like voting rights have been conferred and are exercisable, we may not (i) create or issue any Parity Securities (including any additional shares of Series A Preferred Stock or Series B Preferred Stock, but excluding any payments-in-kind on the Series A Preferred Stock or Series B Preferred Stock) if the cumulative dividends payable on the outstanding shares of Series A Preferred Stock (or Parity Securities, if applicable) are in arrears or (ii) create or issue any Senior Securities.

Liquidation preference	In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series A Preferred Stock will generally, subject to the discussion under “Description of the Series A Preferred Stock—Liquidation Rights,” be entitled to receive, out of our available assets and prior to holders of Junior Securities (and on a parity with any Parity Securities) a liquidation preference of $1,000 per share. The rights of the holders of Series A Preferred Stock to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Sinking fund	The Series A Preferred Stock is not subject to any sinking fund requirements.

Form	The New Shares will be issued and maintained in book-entry form registered in the name of the nominee of DTC, except under limited circumstances, as described under “Book-Entry Issuance.”

Risk factors	Investing in our Series A Preferred Stock involves risks. Please read “Risk Factors” in this prospectus and in the documents incorporated by reference, as well as the other cautionary statements throughout this prospectus, for a discussion of factors you should carefully consider before deciding to invest in the New Shares.

Transfer Agent	Computershare Inc. and Computershare Trust Company, N.A., acting jointly.

RISK FACTORS

Risks Related to the Exchange Offer

If you choose not to exchange your Old Shares in the exchange offer, the transfer restrictions currently applicable to your Old Shares will remain in force and the market price and liquidity of your Old Shares may decline.

If you do not exchange your Old Shares for New Shares in the exchange offer, then your Old Shares will remain outstanding and will continue to accumulate dividends but will remain subject to the transfer restrictions set forth in the legend on the certificates evidencing the Old Shares, as well as the restrictions on transfer arising under the Securities Act and any other applicable securities laws, and you will not be entitled to receive any Special Dividends on your Old Shares and will not be entitled to any registration rights or other rights under the Registration Rights Agreement (subject to possible limited exceptions). In general, you may offer or sell your Old Shares only if:

•

they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the legend on the certificates evidencing the Old Shares, including the delivery of any certificate, opinion of counsel or other information that may be required by the Transfer Agent or by us. We do not intend to register the Old Shares under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Shares.

Any Old Shares exchanged for New Shares in the exchange offer will be cancelled and, as a result, the aggregate number of outstanding Old Shares will be reduced, which may have a material adverse effect on the market price and liquidity of any Old Shares that remain outstanding after the exchange offer and may increase the volatility of the market price of such Old Shares.

You must follow the exchange offer procedures carefully in order to receive the New Shares.

If you do not follow the procedures described in this prospectus and the related letter of transmittal, you will not receive any New Shares. The New Shares will be issued to you in exchange for Old Shares only if you properly tender the Old Shares and deliver all other required documentation (including Agent’s Messages, Book-Entry Confirmations and any other documents delivered electronically through the DTC system) to the Exchange Agent in the manner specified in this prospectus and in the letter of transmittal prior to the expiration of the exchange offer. If you want to tender your Old Shares in exchange for New Shares, you should allow sufficient time to ensure timely delivery. No one is under any obligation to notify you of defects or irregularities with respect to tenders of your Old Shares for exchange or if your Old Shares or any other required documentation are received by the Exchange Agent. If you are the beneficial holder of Old Shares that are held through a broker, dealer, bank or other financial institution or nominee and you wish to tender such Old Shares in the exchange offer, you should promptly contact the entity through which you hold your Old Shares and instruct that entity to tender on your behalf. There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, you must deliver your Old Shares and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to the expiration of the exchange offer.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the New Shares.

If you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Shares to be acquired in the exchange offer, if you are a broker-dealer that will receive New Shares in the exchange offer in exchange for Old Shares that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or if you fall into one or more of categories (1) through (3) appearing in the first paragraph under “The Exchange Offer—Resales of New Shares,” you will not be permitted to tender your Old Shares in the exchange offer and, in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of your shares. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability.

In addition, a broker-dealer that receives New Shares for its own account in the exchange offer in exchange for Old Shares that it acquired for its own account as a result of its market making or other trading activities (a “participating broker-dealer”) must deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of New Shares received in exchange for such Old Shares in the exchange offer. Although a participating broker-dealer (and not any other broker-dealer) is permitted to use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale or other transfer of any such New Shares, it may do so only if it notifies us in an Agent’s Message or otherwise and may only use this prospectus for such purpose for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Shares (subject, in each case, to our right to suspend use of the prospectus under the circumstances described under “Plan of Distribution”).

Risks Related to the New Shares

The Series A Preferred Stock represents a perpetual equity investment in NiSource, and investors should not expect us to redeem the Series A Preferred Stock on the date the Series A Preferred Stock becomes redeemable by us or on any particular date afterwards.

The Series A Preferred Stock represents a perpetual equity investment in NiSource, has no maturity or mandatory redemption date and is not redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, the Series A Preferred Stock will not give rise to a claim for payment of a principal amount at a particular date. Instead, the Series A Preferred Stock may be redeemed by us at our option (i) following the occurrence of a Ratings Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash per share equal to $1,020 plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared, or (ii) on the First Call Date or any subsequent Reset Date, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash per share equal to $1,000 plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. Any decision we may make at any time to redeem the Series A Preferred Stock will depend upon, among other things, our evaluation of our capital position and general market conditions at that time. In addition, the instruments governing our outstanding indebtedness may limit our ability to redeem the Series A Preferred Stock.

As a result, holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time. Moreover, holders of the Series A Preferred Stock will not have any rights of conversion or exchange for other equity interests in us. The Series A Preferred Stock will rank junior to all our current and future indebtedness. The Series A Preferred Stock will also rank junior to any other Senior Securities we may issue in the future with respect to assets available to satisfy claims against us.

NiSource is a holding company. NiSource’s only internal source of cash is from distributions from its subsidiaries, and NiSource’s ability to pay dividends on the Series A Preferred Stock depends upon the results of operations of its subsidiaries.

NiSource, the issuer of the Series A Preferred Stock, is a holding company and, accordingly, conducts substantially all of its operations through its operating subsidiaries. As a result, our cash flow and our ability to declare and pay dividends, including the payment of dividends on shares of Series A Preferred Stock, depend upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by such subsidiaries to NiSource.

Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Series A Preferred Stock or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations. As of September 30, 2018, our subsidiaries had approximately $597.3 million of indebtedness.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the rights of the holders of the Series A Preferred Stock to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. If any of our subsidiaries were to issue preferred stock in the future, the Series A Preferred Stock would similarly be structurally subordinated to the rights of the preferred stockholders of our subsidiaries.

The Series A Preferred Stock is equity and therefore is subordinated to our existing and future indebtedness.

The Series A Preferred Stock is subordinated to all of our existing and future indebtedness (including without limitation indebtedness outstanding under our credit facilities, our senior notes and our commercial paper) we may issue in the future with respect to assets available to satisfy claims against us. As of September 30, 2018, our outstanding indebtedness, on a consolidated basis, was approximately $8.8 billion and we had the ability to borrow an additional $2.6 billion under our credit facilities and commercial paper program, collectively, subject to certain limitations. The terms of the Series A Preferred Stock do not limit our ability to incur additional indebtedness. The payment of principal and interest on our debt reduces the cash available for payment of dividends on our capital stock, including the Series A Preferred Stock.

Our ability to issue additional shares of Series A Preferred Stock and Parity Securities in the future could adversely affect the rights of holders of the Series A Preferred Stock.

Subject to certain rights of holders of the Series A Preferred Stock, we are allowed to issue additional shares of Series A Preferred Stock, additional shares of Series B Preferred Stock or Parity Securities without any vote of the holders of the Series A Preferred Stock, except where the cumulative dividends on the Series A Preferred Stock or any Parity Securities are in arrears. The issuance of any Parity Securities (including additional shares of Series A Preferred Stock or Series B Preferred Stock) would have the effect of reducing the amount of funds available to the holders of the shares of Series A Preferred Stock upon our liquidation, dissolution or winding up if we do not have sufficient funds to pay all liquidation preferences of the Series A Preferred Stock and Parity Securities in full. It also would reduce amounts available to pay dividends on the shares of Series A Preferred Stock if we do not have sufficient funds to pay dividends on all outstanding Series A Preferred Stock and Parity Securities. See “Description of the Series A Preferred Stock – Dividends – Payment of Dividends.” In addition, future issuances and sales of Parity Securities (including additional shares of Series A Preferred Stock or Series B Preferred Stock), or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

As a holder of Series A Preferred Stock you will have extremely limited voting rights.

Your voting rights as a holder of Series A Preferred Stock will be extremely limited. The holders of the Series A Preferred Stock will be entitled to certain limited protective voting rights described in this offering memorandum under “Description of the Series A Preferred Stock—Voting Rights.” Additionally, with respect to certain of the matters on which the holders of Series A Preferred Stock will be entitled to vote, holders of Series A Preferred Stock will vote as a separate class along with the holders of the Series B Preferred Stock and all other series of our Parity Securities that we may issue following the exchange offer upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series A Preferred Stock may be significantly diluted, and the holders of the Series B Preferred Stock and such other series of Parity Securities that we may issue may be able to control or significantly influence the outcome of any vote on such matters.

We may redeem the Series A Preferred Stock at any time in the event of a “Ratings Event.”

We may redeem the Series A Preferred Stock, in whole, but not in part, at any time, within 120 days after conclusion of any review or appeal process instituted by us following the occurrence of a “ratings event,” at a cash redemption price per share equal to $1,020, together with an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared.

“Ratings Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended), that publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the Series A Preferred Stock, as such criteria are in effect as of the original issue date of the Series A Preferred Stock (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series A Preferred Stock, or (ii) a lower equity credit being given to the Series A Preferred Stock than the equity credit that would have been assigned to the Series A Preferred Stock by such rating agency pursuant to its current criteria.

If we are not paying full dividends on any outstanding Parity Securities, we will not be able to pay full dividends on the Series A Preferred Stock.

When dividends are not paid in full on the shares of Series A Preferred Stock and any Parity Securities, such as our Series B Preferred Stock, for a dividend period, all dividends declared with respect to shares of Series A Preferred Stock and all Parity Securities for such dividend period shall be declared pro rata so that the respective amounts of such dividends bear the same ratio to each other as all accumulated but unpaid dividends per share on the shares of Series A Preferred Stock for such dividend period and all Parity Securities for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding Parity Securities, we will not be able to pay full dividends on the Series A Preferred Stock.

A change in the rating of the Series A Preferred Stock could adversely affect the market price of the Series A Preferred Stock.

The Series A Preferred Stock has received below-investment grade credit ratings from Moody’s and Fitch and an investment grade rating from S&P. Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Series A Preferred Stock. Any real or anticipated downgrade or withdrawal of any ratings of the Series A Preferred Stock could have an adverse effect on the market price or liquidity of the Series A Preferred Stock.

Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Series A Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Series A Preferred Stock may not reflect all risks related to us and our business or the structure or market value of the Series A Preferred Stock.

The Series A Preferred Stock is not convertible into our common stock at any time and does not have any protection in the event of a change of control.

The Series A Preferred Stock is not convertible into our common stock at any time. In addition, the terms of the Series A Preferred Stock will not contain any provisions that protect the holders of the Series A Preferred Stock in the event that we experience a change of control. Holders of Series A Preferred Stock will have no voting rights with respect to any merger or other transaction in which either (x) we are the surviving entity and the Series A Preferred Stock remains outstanding or (y) the Series A Preferred Stock is exchanged for a series of preferred stock of the surviving entity, in either case with the terms thereof materially unchanged in any respect adverse to the holders of Series A Preferred Stock. Additionally, a consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

There is no active public market for the Series A Preferred Stock, and we cannot assure you that an active public market will develop or be sustained after the exchange offer. In addition, the lack of a fixed redemption date for the Series A Preferred Stock will increase your reliance on the secondary market for liquidity purposes.

The currently issued and outstanding shares of Series A Preferred Stock were initially issued and sold pursuant to exemptions from registration under the Securities Act and are subject to certain transfer restrictions. Accordingly, only a limited trading market currently exists for the Series A Preferred Stock. In addition, since the shares have no stated maturity date, and we have no obligation to redeem the shares at any time, investors seeking liquidity will be limited to selling their shares in the secondary market absent redemption by us. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Series A Preferred Stock. Accordingly, you may be required to bear the financial risk of an investment in the Series A Preferred Stock for an indefinite period of time. There can be no assurance that an active market for the Series A Preferred Stock will develop or, if it does develop, that it will continue. If an active public market does not develop, the market price and liquidity of the Series A Preferred Stock may be adversely affected, and you may not be able to sell your shares.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Shares.

THE EXCHANGE OFFER

On June 11, 2018, we completed a private offering of 400,000 Old Shares in a transaction that was not registered under the Securities Act. The Old Shares may not be reoffered, resold or otherwise transferred except pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedure specified in the legend on the certificate evidencing the Old Shares, including the delivery of any certificate, opinion of counsel or other information that may be required by the Transfer Agent or by us. Accordingly, in connection with the offering of the Old Shares, we entered into the Registration Rights Agreement in which we agreed, among other things and on the terms and subject to the conditions set forth therein, to use our commercially reasonable efforts to (1) file with the SEC a registration statement covering the exchange of Old Shares for New Shares, (2) complete the exchange offer no later than 60 days after such registration statement becomes effective and (3) cause such registration statement to remain effective until the earlier of (i) 180 days after such registration statement becomes effective and (ii) the date on which a participating broker-dealer (as defined below) is not required to deliver a prospectus in connection with resales of New Shares. The exchange offer is being made pursuant to the Registration Rights Agreement.

Terms of the Exchange Offer; Period for Tendering Old Shares

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to issue up to 400,000 New Shares in exchange for a like number of Old Shares. We will accept for exchange Old Shares which are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date unless we terminate the exchange offer. As used herein, the term “expiration date” means March 5, 2019 (which is the 21st business day following the date of this prospectus), except that if we, in our sole and absolute discretion, extend the period of time during which the exchange offer is open, “expiration date” shall mean the latest date to which the exchange offer has been extended. In exchange for each Old Share validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the letter of transmittal and in this prospectus, the tendering holder will receive one New Share.

As of the date of this prospectus, 400,000 Old Shares are outstanding. This prospectus, together with the letter of transmittal and related documentation, is first being sent on the date hereof to all registered holders of Old Shares whose names appear in the registry books maintained by the registrar for the Old Shares.

We expressly reserve the right, at any time and from time to time in our sole and absolute discretion, to extend the period of time during which the exchange offer is open by giving written notice of such extension to the registered holders of the Old Shares as described below, and to delay acceptance for exchange of any Old Shares. During any such extension or delay, all Old Shares previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

We expressly reserve the right, in our sole and absolute discretion, to amend the exchange offer and, upon the occurrence of any of the conditions to the exchange offer specified under “—Conditions to the Exchange Offer,” not to accept for exchange any Old Shares and to terminate the exchange offer. We will give prompt notice of any extension of the exchange offer, any such amendment that we determine, in our sole and absolute discretion, to constitute a material change in the exchange offer, and of any such termination to registered holders of Old Shares in such manner as we may elect, which may include, without limitation, by means of a press release or other public announcement or by means of electronic notification through DTC’s procedures; provided that, in the case of any extension of the exchange offer, we will give such notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Shares

The tender to us of Old Shares by you as set forth in this prospectus and the letter of transmittal and our acceptance of such Old Shares will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The Old Shares currently are in book-entry form and represented by one or more global stock certificates registered in the name of DTC or its nominee. Accordingly, you must tender your Old Shares pursuant to DTC’s ATOP procedures and the other procedures described in this prospectus and the related letter of transmittal.

By using the ATOP procedures to tender your Old Shares, you will not be required to deliver a signed letter of transmittal to the Exchange Agent. However, you will be bound by the terms of the letter of transmittal as though you had signed and delivered it. The form of the letter of transmittal is set forth in Annex A to this prospectus.

If you wish to tender your Old Shares pursuant to the exchange offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date:

•

a computer generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book Entry Confirmation (as defined below) stating that the holder of the Old Shares acknowledges and agrees to be bound by the terms of the letter of transmittal included as Annex A to this prospectus (an “Agent’s Message”); and

•	an electronic confirmation from DTC of the book entry transfer of your Old Shares into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”).

You may tender any or all of your Old Shares. For further information, see “—Book-Entry Transfers.”

To receive confirmation of a tender of Old Shares, you should contact the Exchange Agent at the telephone number set forth on the back cover of this prospectus.

If you are the beneficial owner of Old Shares in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Shares in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Shares on your behalf prior to the expiration of the exchange offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC.

Old Shares must be tendered through DTC’s ATOP procedures. You should allow sufficient time to insure delivery to the Exchange Agent before 5:00 p.m., New York City time, on the expiration date. You may request the broker, dealer, bank or other financial institution or nominee through which you may hold Old Shares to effect these transactions for you. No letter of transmittal, Old Shares or other documents should be sent to us.

We, in our sole and absolute discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Shares tendered for exchange. We reserve the absolute right to reject any and all tenders of any Old Shares not properly tendered and not to accept any Old Shares if acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the right, in our sole and absolute discretion, to waive any defects or irregularities or conditions of the exchange offer as to any Old Shares either before or after the expiration of the exchange offer (including the right to waive the ineligibility of any holder or beneficial owner who seeks to tender Old Shares in the exchange offer). Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and instructions thereto) as to any particular tender of Old Shares or holder or beneficial owner thereof either before or after the expiration of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Shares for exchange must be cured within a reasonable period of time, as we in our sole and absolute discretion may determine. We are not, nor is the Exchange Agent, the Information Agent or any other person, under any duty to notify you or any other person of any defect or irregularity with respect to your tender of Old Shares for exchange, or if any Agent’s Messages, Book-Entry Confirmations or other documents are or are not received by the Exchange Agent, and no one will be liable for failing to provide such notification.

Representations by Tendering Owners

By tendering Old Shares, you will acknowledge, represent and warrant to and agree with us that, among other things, (i) you are not our “affiliate” (as defined in Rule 405 under the Securities Act), (ii) any New Shares you receive in the exchange offer will be acquired by you in the ordinary course of your business, (iii) you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Shares in violation of the Securities Act, (iv) you are not a broker-dealer that will receive New Shares in the exchange offer in exchange for Old Shares that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, and (v) if you are a broker-dealer holding Old Shares acquired for your own account as a result of your market making or other trading activities (a “participating broker-dealer”), you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of the New Shares you receive in exchange for such Old Shares pursuant to the exchange offer (provided, however, by so acknowledging and by delivering (or making available as aforesaid) a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act). For additional information, see “—Resales of New Shares” and “Plan of Distribution” below.

By tendering Old Shares, you will also acknowledge, represent and warrant to and agree with us that you have full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Old Shares tendered and to acquire New Shares issuable upon the exchange of such tendered Old Shares and that, if and when such Old Shares are validly tendered and accepted by us for exchange, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

If you are unable to make these and other acknowledgements, representations, warranties and agreements in the letter of transmittal, or if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Shares to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Shares in the exchange offer in exchange for Old Shares that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, you will not be permitted to exchange your Old Shares in the exchange offer and you will be subject to other consequences described below under “—Resales of New Shares.”

Acceptance of Old Shares for Exchange; Delivery of New Shares

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration of the exchange offer, all Old Shares validly tendered and not validly withdrawn and, promptly after acceptance of the Old Shares, we will issue an aggregate number of New Shares equal to the aggregate number of Old Shares so accepted. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Shares for exchange if and when we give oral (confirmed in writing) or written notice to the Exchange Agent.

A holder of Old Shares accepted for exchange will receive one New Share for each such Old Share. Persons who are the registered holders of the New Shares at the close of business on the record date for the first dividend payment date following the consummation of the exchange offer will be entitled to receive dividends accumulated on the New Shares from and including the most recent date to which dividends has been paid on the Old Shares to but excluding such dividend payment date. Dividends will cease to accumulate on Old Shares that are exchanged for New Shares pursuant to the exchange offer and holders and beneficial owners of Old Shares will not be entitled to receive any payments in respect of accumulated and unpaid dividends on Old Shares that are exchanged for New Shares.

In all cases, issuance of New Shares for Old Shares that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:

•	a Book-Entry Confirmation of the transfer of such Old Shares into the Exchange Agent’s account at DTC, and

•	an Agent’s Message.

Any Old Shares which have been tendered for exchange but which are not exchanged for any reason (including, without limitation, because the tender of those Old Shares has been properly withdrawn or because we do not accept those Old Shares for exchange or terminate the exchange offer) will be credited to the accounts at DTC of the applicable DTC participants, without cost to such holders, promptly after withdrawal of such Old Shares or expiration or termination of the exchange offer, as the case may be.

Book-Entry Transfers

For purposes of the exchange offer, the Exchange Agent will request that an account be established with respect to the Old Shares at DTC, unless the Exchange Agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a direct participant in DTC (a “participant”) may make book-entry delivery of Old Shares by causing DTC to transfer such Old Shares into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer and by causing DTC to deliver an Agent’s Message and a Book-Entry Confirmation complying with the terms of the exchange offer to the Exchange Agent through DTC.

Any DTC participant wishing to tender Old Shares in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Old Shares) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Shares into the Exchange Agent’s account at DTC and then send to the Exchange Agent a Book-Entry Confirmation of such book-entry transfer. The Book-Entry Confirmation of such book-entry transfer will include an Agent’s Message confirming that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Old Shares) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights

You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Shares that you have tendered in the exchange offer. For a withdrawal of tendered Old Shares to be effective, the Exchange Agent must receive, in the case of Old Shares tendered pursuant to DTC’s ATOP procedures, an electronic notice of withdrawal transmitted by DTC on behalf of the DTC participant that tendered such Old Shares no later than 5:00 p.m., New York City time, on the expiration date. The notice of withdrawal must:

•	specify the name and DTC account number of the DTC participant that tendered such Old Shares,

•	identify the Old Shares to be withdrawn (including the CUSIP number) and number of such Old Shares,

•	specify the name and account number at DTC to which the withdrawn Old Shares should be credited, and

•	contain a statement that the holder is withdrawing its election to have the Old Shares exchanged.

Properly withdrawn Old Shares may be retendered by following the procedures described under “—Procedures for Tendering Old Shares” above and in the letter of transmittal at any time prior to 5:00 p.m., New York City time, on the expiration date.

All questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal and all other documents submitted and procedures followed in connection therewith will be determined by us in our sole and absolute discretion (which power may be delegated to the Exchange Agent), which determination shall be final and binding on all parties. Any Old Shares so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and no New Shares will be issued with respect thereto unless the Old Shares so withdrawn are validly retendered and not validly withdrawn and are accepted by us.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, the exchange offer will be subject to customary conditions, including that (i) the exchange offer does not, in our judgment, violate any applicable law or any applicable interpretation of the staff of the SEC, (ii) no action or proceeding shall have been instituted or threatened by any governmental agency or other person or entity, and no material adverse development shall have occurred in any existing action or proceeding with respect to us and our subsidiaries which, in either case, in our judgment, might materially impair our ability to proceed with the exchange offer and (iii) all governmental consents and approvals that, in our judgment, are necessary in connection with the exchange offer shall have been obtained and shall be in full force and effect.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition and any or all such conditions may be waived by us at any time or from time to time in our sole and absolute discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any Old Shares tendered, and no New Shares will be issued in exchange for any such Old Shares, if at such time any stop order suspending the effectiveness of the registration statement of which this prospectus is a part is threatened or in effect. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of such stop order.

No Guaranteed Delivery

There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, holders of Old Shares must deliver or cause to be delivered their Old Shares and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights

Holders of the Old Shares do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent

We have appointed Computershare Inc. and Computershare Trust Company, N.A. as the Exchange Agent for the exchange offer. All Old Shares, Book-Entry Confirmations, Agent’s Messages, notices of withdrawal given through ATOP procedures and other electronic messages delivered through DTC must be delivered to the Exchange Agent through DTC’s systems and procedures.

ELECTRONIC DELIVERY OF OLD SHARES IN BOOK-ENTRY FORM, BOOK-ENTRY CONFIRMATIONS, AGENT’S MESSAGES, NOTICES OF WITHDRAWAL GIVEN THROUGH THE ATOP PROCEDURES AND OTHER ELECTRONIC MESSAGES TRANSMITTED TO THE EXCHANGE AGENT OTHER THAN THROUGH DTC’S SYSTEMS AND PROCEDURES, DOES NOT CONSTITUTE A VALID DELIVERY.

Information Agent

We have appointed D.F. King as the Information Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the Information Agent at the phone number set forth on the back cover of this prospectus.

Fees and Expenses

We will pay the Exchange Agent and the Information Agent their customary fees for their respective services, reimburse the Exchange Agent and the Information Agent for their respective reasonable out-of-pocket expenses incurred in connection with the provision of these services and generally pay other registration expenses, including fees and expenses of the Transfer Agent, SEC filing fees, and printing and distribution expenses. We will not pay any discounts, fees or commissions, or make any other payments, to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, upon written request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable and documented out-of-pocket expenses incurred in mailing copies of this prospectus, the letter of transmittal and any related documents to beneficial owners of Old Shares.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and employees and by persons so engaged by us.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of Old Shares to us or upon our order pursuant to the exchange offer. However, if New Shares and/or Old Shares not exchanged are to be registered or issued in the name of any person other than the registered holder of the tendered Old Shares or if a transfer tax is imposed for any reason other than the transfer of Old Shares to us or upon our order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder.

Accounting Treatment

We will record the New Shares at the same carrying value as the Old Shares, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes.

Consequences of Not Exchanging Old Shares

If you do not exchange your Old Shares for New Shares in the exchange offer, your Old Shares will remain outstanding and will continue to accumulate dividends but will remain subject to the restrictions on transfer set forth in the legend on the certificates evidencing the Old Shares, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any Special Dividends on your Old Shares and will not be entitled to any registration rights or (subject to possible limited exceptions) other rights under the Registration Rights Agreement. In general, you may offer or sell your Old Shares only if:

•

they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the legend on the certificate evidencing the Old Shares, including the delivery of any certificate, opinion of counsel or other information that may be required by the Transfer Agent or by us. We do not intend to register the Old Shares under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Shares.

In addition, the exchange offer may have a material adverse effect on the market price and liquidity of any Old Shares that remain outstanding following the exchange offer. See “Risk Factors—Risks Related to the Exchange Offer—If you choose not to exchange your Old Shares in the exchange offer, the transfer restrictions currently applicable to your Old Shares will remain in force and the market price and liquidity of your Old Shares may decline.”

Resales of New Shares

Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties (for example, Exxon Capital Holdings Corporation (May 13, 1988), Morgan Stanley & Co. Incorporated (June 5, 1991) and Shearman & Sterling (July 2, 1993)), we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Shares you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1)	you are our “affiliate” (as defined in Rule 405 under the Securities Act);

(2)	the New Shares you receive in the exchange offer will not be acquired by you in the ordinary course of your business; or

(3)

you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Shares in violation of the Securities Act.

However, if you are a broker-dealer holding Old Shares acquired for your own account as a result of market-making or other trading activities and you receive New Shares in exchange for such Old Shares pursuant to the exchange offer (a “participating broker-dealer”), you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge and agree that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Shares. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Shares received for its own account in the exchange offer in exchange for Old Shares that it acquired for its own account as a result of market-making or other trading activities for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Shares (subject, in each case, to our right to suspend use of this prospectus under the circumstances described under “Plan of Distribution”), so long as such participating broker-dealer has notified us in an Agent Message or otherwise prior to 5:00 p.m., New York City time, on the expiration date that it will be using this prospectus for such purpose. For further information, see “Plan of Distribution.”

If you fall into one or more of the categories set forth in clauses (1) through (3) of the second preceding paragraph, if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Shares to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Shares in the exchange offer in exchange for Old Shares that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you will not be permitted to tender your Old Shares in the exchange offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of shares of our Series A Preferred Stock, and (iv) any registration statement used in connection with such offer, sale or other transfer of shares of our Series A Preferred Stock must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability. Each broker-dealer that receives New Shares for its own account pursuant to the exchange offer will be deemed to acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and other transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of New Shares received in the exchange offer as aforesaid, but only participating broker-dealers will be entitled, subject to the limitations described above, to use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Shares received in the exchange offer.

We have not entered into any arrangement or understanding with any person who will receive New Shares in the exchange offer to distribute those New Shares following the completion of the exchange offer, and we are not aware of any person that will participate in the exchange offer with a view to distribution (within the meaning of the Securities Act) of the New Shares to be received in the exchange offer.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters referred to above.

DESCRIPTION OF THE NEW SHARES

The designation, powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are set forth in a certificate of designations (the “Certificate of Designations”) forming part of our certificate of incorporation. The following description is a summary of the powers, preferences and rights of the Series A Preferred Stock and the material provisions of the Certificate of Designations but does not contain a complete description of them. This Description of the Series A Preferred Stock is qualified in its entirety by the provisions of the Certificate of Designations, and we urge you to read it in its entirety because it, and not this description, define your rights as a holder of the New Shares. You may obtain a copy of the form of the Certificate of Designations as described under “Where You Can Find More Information.”

General

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share, which includes 4,000,000 shares of “series A junior participating preferred stock.” Our certificate of incorporation authorizes the issuance of our preferred stock in one or more series and authorizes our board of directors to fix the designations and the powers, preferences and rights and qualifications, limitations or restrictions of such shares of preferred stock. As of January 30, 2019, there were 372,459,600 shares of common stock outstanding and 420,000 shares of preferred stock outstanding (consisting of 400,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock and no shares of “junior participating preferred stock”).

Upon completion of the exchange offer, there will be 400,000 shares of Series A Preferred Stock issued and outstanding, consisting of any Old Shares not exchanged in the exchange offer and the New Shares issued in the exchange offer. We may, at any time and from time to time, without notice to or consent of the holders of the then-outstanding shares of Series A Preferred Stock, authorize and issue Junior Securities, as described below, and, subject to the limitations described under “—Voting Rights,” additional shares of Series A Preferred Stock or Series B Preferred Stock, Senior Securities and Parity Securities. We reserve the right to re-open the series and issue additional shares of Series A Preferred Stock through either public or private sales at any time and from time to time without notice to or the consent of holders of Series A Preferred Stock, provided that such additional shares of Series A Preferred Stock may only be issued if they will be fungible for U.S. tax purposes with all of the Old Shares and the New Shares and shall accumulate dividends from the most recent dividend payment date prior to the date they are issued. Any additional shares of Series A Preferred Stock would be deemed to form a single series with the Old Shares and the New Shares. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except with respect to the date from which dividends will accumulate.

The holders of our common stock, Series A Preferred Stock and Series B Preferred Stock are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common stock, Series A Preferred Stock and Series B Preferred Stock are entitled to receive distributions of our assets, after we have satisfied or made provision for our outstanding indebtedness and other obligations and after the payment to the holders of any class or series of Senior Securities.

When issued and paid for in the manner described in this offering memorandum, the shares of Series A Preferred Stock offered hereby will be fully paid and nonassessable. Subject to the matters described under “—Liquidation Rights,” each share of Series A Preferred Stock will have a fixed liquidation preference of $1,000 per share plus an amount equal to accumulated and unpaid dividends thereon to, but not including, the date fixed for payment, whether or not declared. The rights of the holders of the Series A Preferred Stock to receive the liquidation preference will be subject to the proportional rights of holders of Series B Preferred Stock and other Parity Securities.

The Series A Preferred Stock will represent perpetual equity interests in NiSource and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preferred Stock will rank junior to all of our current and future indebtedness (including indebtedness outstanding under our credit facilities, our senior notes and our commercial paper) and any Senior Securities we may issue in the future with respect to assets available to satisfy claims against us. As of September 30, 2018, our indebtedness, on a consolidated basis, was approximately $8.8 billion.

The Series A Preferred Stock will not be convertible into our common stock or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series A Preferred Stock will not be subject to mandatory redemption or to any sinking fund requirements. The Series A Preferred Stock will be subject to redemption at our option, in whole or in part, on the First Call Date or on any subsequent Reset Date, or, in whole but not in part, at any time upon the occurrence of a Ratings Event. See “—Redemption.”

We have appointed Computershare Inc. and Computershare Trust Company, N.A., as the dividend paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Transfer Agent”) for the Series A Preferred Stock.

The following description of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, which includes the Certificate of Designations establishing the Series A Preferred Stock, which is available from us upon request.

Ranking

The Series A Preferred Stock will, with respect to anticipated semi-annual dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank:

•	senior to the Junior Securities (including our common stock);

•	on a parity with any Parity Securities (including the Series B Preferred Stock);

•	junior to any Senior Securities; and

•	junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

We may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series A Preferred Stock. Our ability to issue any Parity Securities (including any additional shares of Series A Preferred Stock or Series B Preferred Stock) in certain circumstances or any Senior Securities is limited as described under “—Voting Rights.”

Parity Securities with respect to the Series A Preferred Stock include series of our preferred stock, such as the Series B Preferred Stock, that have different dividend rates, mechanics, periods (e.g., quarterly rather than semi-annual), payment dates or record dates than our Series A Preferred Stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of the Series A Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of Senior Securities and Parity Securities in respect of distributions upon liquidation, dissolution or winding up of NiSource, and before any distribution of assets is made to holders of Junior Securities, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on the Series A Preferred Stock and Parity Securities will be paid prior to any distributions in liquidation. The rights of the holders of Series A Preferred Stock to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Voting Rights

The Series A Preferred Stock will have no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, no amendment to our certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series A Preferred Stock. For purposes of this voting requirement, any amendment to our certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights regarding the issuance of Parity Securities or Senior Securities discussed below) and (ii) in connection with a merger or another transaction in which either (x) we are the surviving entity and the Series A Preferred Stock remains outstanding or (y) the Series A Preferred Stock is exchanged for a series of preferred stock of the surviving entity, in either case with the terms thereof materially unchanged in any respect adverse to the holders of Series A Preferred Stock, will be deemed not to materially adversely affect the powers, preferences, duties or special rights of the holders of Series A Preferred Stock.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class together with holders of the Series B Preferred Stock and any other Parity Securities established after the original issue date of the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable, we may not:

•

create or issue any Parity Securities (including any additional shares of Series A Preferred Stock or Series B Preferred Stock, but excluding any payments-in-kind on the Series A Preferred Stock or Series B Preferred Stock) if the cumulative dividends payable on the outstanding shares of Series A Preferred Stock (or Parity Securities, if applicable) are in arrears; or

•	create or issue any Senior Securities.

On any matter described above in which the holders of the Series A Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such holders will be entitled to one vote per share. Any shares of Series A Preferred Stock held by any of our subsidiaries will not be entitled to vote.

With respect to shares of Series A Preferred Stock that are held for a person’s account by another person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such shares are registered, such other person will, in exercising the voting rights in respect of such shares of Series A Preferred Stock on any matter, and unless the arrangement between such persons provides otherwise, vote such Series A Preferred Stock in favor of, and at the direction of, the person who is the beneficial owner, and we will be entitled to assume it is so acting without further inquiry.

Dividends

General

Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative semi-annual cash dividends.

Dividend Rate

Dividends on the New Shares will be cumulative from December 15, 2018, the most recent Dividend Payment Date for the Old Shares, and will be payable semi-annually in arrears (as described under “—Dividend Payment Dates”) commencing on June 15, 2019, when, as, and if declared by our board of directors out of legally available funds for such purpose.

The initial dividend rate for the Series A Preferred Stock from and including the date of original issue to, but not including, the First Call Date will be 5.650% per annum of the $1,000 liquidation preference per share (equal to $56.50 per share per annum). On and after the First Call Date, dividends on the Series A Preferred Stock will accumulate for each Reset Period (as defined below) at a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate plus (i) in respect of each Reset Period commencing on or after the First Call date but before the Step-Up Date, the Initial Margin and (y) in respect of each Reset Period commencing on or after the Step-up Date, the Initial Margin plus 1.000%.

The applicable dividend rate for each Reset Period will be determined by the Calculation Agent (see “—Calculation Agent” below), as of the applicable Reset Dividend Determination Date (as defined below), in accordance with the following provisions:

“Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal and, in the case of U.S. Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15 (519). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.

“H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15 (519)” means the H.15 (519) published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date. H.15 (519) may be currently obtained at the following website: https://www.federalreserve.gov/releases/h15/. The contents of such website do not constitute part of this offering memorandum.

“Reset Date” means the First Call Date and the date falling on each fifth anniversary thereafter.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of the relevant Reset Period.

“Reset Period” means each period from and including the First Call Date to (but excluding) the next following Reset Date and thereafter from and including each Reset Date to (but excluding) the next following Reset Date.

We will give notice of the relevant Five-year U.S. Treasury Rate as soon as practicable to the paying agent and the holders of the Series A Preferred Stock and, if required by the rules of any securities exchange on which the Series A Preferred Stock may be listed from time to time, to such securities exchange.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at our principal offices, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Dividend Payment Dates

The “Dividend Payment Dates” for the New Shares will be the 15th day of June and December of each year, commencing on June 15, 2019. Dividends will accumulate in each such period from and including December 15, 2018 (the most recent Dividend Payment Date for the Old Shares) to but excluding the applicable Dividend Payment Date for such period, and dividends will accrue on accumulated dividends at the applicable dividend rate. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series A Preferred Stock will be payable based on a 360-day year consisting of twelve 30-day months.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

Payment of Dividends

Not later than 5:00 p.m., New York City time, on each Dividend Payment Date, we will pay any semi-annual dividends on the Series A Preferred Stock that have been declared by our board of directors to the holders of shares of Series A Preferred Stock as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date for each dividend on our Series A Preferred Stock will be the 15th Business Day preceding the applicable Dividend Payment Date, or such other record date not exceeding 30 calendar days before the applicable Dividend Payment Date as shall be fixed for that purpose by our board of directors (or a duly authorized committee of the board of directors), subject to certain limitations. In the case of payments of dividends in arrears, the record date with respect to a Dividend Payment Date will be such date as may be designated by our board of directors.

If our board of directors does not declare a dividend (or declares less than full dividends) payable in respect of any dividend period, such dividend (or any portion of such dividend not declared) shall accumulate and an amount equal to such accumulated dividend (or such undeclared portion thereof) shall become payable out of funds legally available therefor upon our liquidation or winding up (or earlier redemption of such shares of Series A Preferred Stock), to the extent not paid prior to such liquidation, winding up or earlier redemption.

So long as the Series A Preferred Stock is held of record by the nominee of DTC, declared dividends will be paid to DTC in same-day funds on each Dividend Payment Date. DTC will credit accounts of its participants in accordance with DTC’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the shares of Series A Preferred Stock in accordance with the instructions of such beneficial owners.

We will not declare or pay, or set aside for payment, full dividends on the Series A Preferred Stock or any Parity Securities for any dividend period unless (i) full cumulative dividends have been paid or provided for on the Series A Preferred Stock and any Parity Securities through the most recently completed dividend period for each such security and (ii) at the time of the declaration of the dividend on the Series A Preferred Stock or the Parity Securities, as applicable, we expect to have sufficient funds to pay the next dividend on the Series A Preferred Stock and any Parity Securities in full (regardless of the relative timing of such dividends). To the extent dividends will not be paid in full on the Series A Preferred Stock, we will take appropriate action to ensure that all dividends declared and paid upon the Series A Preferred Stock and any Parity Securities will be reduced, declared and paid on a pro rata basis on their respective payment dates.

We will not declare, or pay or set aside for payment, dividends on any Junior Securities (other than a dividend payable solely in Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid on all outstanding shares of Series A Preferred Stock and any Parity Securities through the most recently completed respective dividend periods. To the extent a dividend period applicable to a class of Junior Securities or Parity Securities is shorter than the dividend period applicable to the Series A Preferred Stock (e.g., quarterly rather than semi-annual), we may declare and pay regular dividends with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such dividend, we expect to have sufficient funds to pay the full dividend in respect of the Series A Preferred Stock on the next successive Dividend Payment Date.

The Series A Preferred Stock will rank junior as to payment of dividends to any class or series of our Senior Securities that we may issue in the future. If at any time we have failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Securities, we may not pay any dividends on the outstanding Series A Preferred Stock or redeem or otherwise repurchase any shares of Series A Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the Senior Securities that must, under the terms of such securities, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preferred Stock.

Redemption

Optional Redemption upon a Ratings Event

At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined below), we may, at our option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price in cash per share equal to $1,020 (102% of the liquidation preference of $1,000) plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of our outstanding indebtedness.

“Ratings Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act) that publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the Series A Preferred Stock, as such criteria are in effect as of the original issue date of the Series A Preferred Stock (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series A Preferred Stock, or (ii) a lower equity credit being given to the Series A Preferred Stock than the equity credit that would have been assigned to the Series A Preferred Stock by such rating agency pursuant to its current criteria.

Optional Redemption on the First Call Date (June 15, 2023) or a subsequent Reset Date (any fifth anniversary thereafter)

We may redeem the Series A Preferred Stock, at our option, in whole or in part, on the First Call Date or on any subsequent Reset Date by paying $1,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. We may undertake multiple partial redemptions, but each redemption must occur on a Reset Date. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of our outstanding indebtedness.

In the event we redeem or purchase any shares of the Series A Preferred Stock, we intend (without thereby assuming a legal obligation) to do so only to the extent the aggregate redemption or purchase price is equal to or less than the net proceeds, if any, we receive from new issuances during the period commencing on the 360th calendar day prior to the date of such redemption or purchase of securities which are assigned by S&P at the time of sale or issuance, an aggregate equity credit that is equal to or greater than the equity credit assigned to the shares of the Series A Preferred Stock to be redeemed or repurchased (but taking into account any changes in hybrid capital methodology or another relevant methodology or the interpretation thereof since the issuance of the Series A Preferred Stock), unless:

•

the issuer credit rating assigned by S&P to us is at least BBB+ (or such similar nomenclature then used by S&P) and we are comfortable that such rating would not fall below this level as a result of such redemption or purchase; or

•	in the case of a purchase:

•	such repurchase is of less than 10 percent of the aggregate number of shares of the Series A Preferred Stock originally issued in any period of 12 consecutive months, or

•	a maximum of 25 percent of the aggregate number of shares of the Series A Preferred Stock originally issued in any period of ten consecutive years is purchased, or

•	the Series A Preferred Stock is not assigned equity credit by S&P at the time of such redemption or purchase, or

•	the Series A Preferred Stock is redeemed pursuant to a Ratings Event, or

•	such redemption or purchase occurs on or after the Step-up Date.

Redemption Procedures

We will give written notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares of Series A Preferred Stock to be redeemed as such holders’ names appear on our stock transfer books maintained by the Transfer Agent at the address of such holders shown therein. Such notice will state: (i) the redemption date, (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all outstanding shares of Series A Preferred Stock are to be redeemed, the number (and, in the case of any shares of Series A Preferred Stock in certificated form, the identification) of shares to be redeemed from such holder, (iii) the redemption price, (iv) the place where any shares of Series A Preferred Stock in certificated form are to be redeemed and will be presented and surrendered for payment of the redemption price therefor and (v) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as DTC (or, in the case of any certificated shares, our board of directors) determines, either pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all shares of Series A Preferred Stock are held of record by the nominee of DTC, we will give notice, or cause notice to be given, to DTC of the number of shares of Series A Preferred Stock to be redeemed, and DTC will determine the number of shares of Series A Preferred Stock to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds shares of Series A Preferred Stock for its own account). A participant may determine to redeem shares of Series A Preferred Stock from some beneficial owners (including the participant itself) without redeeming shares of Series A Preferred Stock from the accounts of other beneficial owners. Any shares of Series A Preferred Stock not redeemed will remain outstanding and entitled to all the rights and preferences of the Series A Preferred Stock under our certificate of incorporation.

As long as the Series A Preferred Stock is held of record by the nominee of DTC, the redemption price will be paid by the Paying Agent to DTC on the redemption date. DTC’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the shares of Series A Preferred Stock as to which notice has been given no later than 10:00 a.m., New York City time, on the date fixed for redemption, and we will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of DTC or its nominee) of the certificates therefor. If notice of redemption has been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares of Series A Preferred Stock with respect to such shares will cease, except the right to receive the redemption price, plus an amount equal to accumulated and unpaid dividends to, but not including, the date fixed for redemption, whether or not declared, and such shares of Series A Preferred Stock may not thereafter be transferred on the books of the Transfer Agent or be deemed to be outstanding for any purpose whatsoever.

We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares of Series A Preferred Stock to be redeemed), and the holders of any shares of Series A Preferred Stock so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent by us for any reason, including redemption of Series A Preferred Stock, that remain unclaimed or unpaid after one year after the applicable redemption date or other payment date, will be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of Series A Preferred Stock entitled to such redemption or other payment will have recourse only to us.

If only a portion of the shares of Series A Preferred Stock represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of DTC or its nominee), we will issue and the Paying Agent will deliver to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of shares of Series A Preferred Stock represented by the surrendered certificate that have not been called for redemption.

If notice of redemption of any shares of Series A Preferred Stock has been given and if, on or prior to the redemption date specified in such notice, the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accumulate on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

We and our affiliates may from time to time purchase shares of Series A Preferred Stock, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any shares of Series A Preferred Stock. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by us will be cancelled.

Notwithstanding the foregoing, unless (i) full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of Series A Preferred Stock and any Parity Securities through the most recently completed respective dividend periods and (ii) we expect to have sufficient funds to pay the next dividend on the all outstanding shares of Series A Preferred Stock and any Parity Securities in full (regardless of the relative timing of such dividends), we may not repurchase, redeem or otherwise acquire, in whole or in part, any shares of Series A Preferred Stock or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series A Preferred Stock and any Parity Securities. We may not redeem, repurchase or otherwise acquire shares of our common stock or any other Junior Securities unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of Series A Preferred Stock and any Parity Securities through the most recently completed respective dividend periods.

No Sinking Fund

The Series A Preferred Stock will not have the benefit of any sinking fund.

Calculation Agent

We will use our commercially reasonable efforts (i) to appoint, at least 90 days prior to the First Call Date, a calculation agent (the “Calculation Agent”) and shall deliver to the Transfer Agent written notice thereof and (ii) at all times thereafter until redemption of the Series A Preferred Stock, to use our commercially reasonable efforts to cause a Calculation Agent to be so appointed; provided that, if we use such commercially reasonable efforts and are unable to appoint such a Calculation Agent, we or one of our affiliates may serve as Calculation Agent, acting reasonably and in good faith, until such time as we are able to appoint a banking institution or trust company as Calculation Agent.

BOOK-ENTRY ISSUANCE

The New Shares initially will be issued in book-entry form represented by one or more global stock certificates (“Global Certificates,” which term includes, unless otherwise expressly stated or the context otherwise requires, the global certificates representing New Shares and those representing Old Shares”) registered in the name of DTC or its nominee. The Old Shares were initially issued and, as of the date of this prospectus, remain in book-entry form evidenced by one or more Global Certificates registered in the name of DTC or its nominee. The Global Certificates representing Old Shares were, and the Global Certificates representing New Shares will be, deposited upon issuance with the Transfer Agent, as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Certificates may not be exchanged for definitive shares in registered certificated form (“Certificated Shares”) except in the limited circumstances described below. See “—Exchange of Global Certificates for Certificated Shares.” Except in the limited circumstances described below, owners of beneficial interests in the Global Certificates will not be entitled to receive physical delivery of shares of Series A Preferred Stock in certificated form.

Transfers of beneficial interests in the Global Certificates are subject to the applicable rules and procedures of DTC and its direct or indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”), as applicable, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.

Pursuant to procedures established by DTC, ownership of interests in the Global Certificates will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Direct Participants) or by the Direct Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Certificates).

Investors in the Global Certificates who are Direct Participants may hold their interests therein directly through DTC. Investors in the Global Certificates who are not Direct Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Direct Participants. Euroclear and Clearstream hold interests in the Global Certificates on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. acts as depositary for Clearstream, and JPMorgan Chase Bank acts as depositary for Euroclear. All interests in a Global Certificate, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons will be limited to that extent. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Certificate to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Certificates will not have shares of Series A Preferred Stock registered in their names, will not receive physical delivery of shares in certificated form and will not be considered the registered owners or “holders” thereof for any purpose.

Payments in respect of dividends on shares represented by a Global Certificate registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder. We will treat the persons in whose names the shares of Series A Preferred Stock, including the Global Certificates, are registered as the owners of such shares for the purpose of receiving payments and for all other purposes. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Certificates; or

•	any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

DTC’s current practice, upon receipt of any payment in respect of securities such as the Series A Preferred Stock (including dividends), is to credit the accounts of the relevant Direct Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Direct Participant is credited with an amount proportionate to its beneficial ownership of an interest in the aggregate number of shares of the relevant security as shown on the records of DTC. Payments by the Direct Participants and the Indirect Participants to the beneficial owners of Series A Preferred Stock will be governed by standing instructions and customary practices and will be the responsibility of the Direct Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC. Neither we nor any agent of ours will be liable for any delay by DTC or any of the Direct Participants or the Indirect Participants in identifying the beneficial owners of the Series A Preferred Stock, and we and our agents may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to compliance with the transfer restrictions applicable to the Old Shares and that may be applicable to any additional shares of Series A Preferred Stock we may issue in the future, cross-market transfers between the Direct Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Certificate from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Series A Preferred Stock only at the direction of one or more Direct Participants to whose account DTC has credited the interests in the Global Certificates and only in respect of such portion of the aggregate number of shares of Series A Preferred Stock as to which such Direct Participant or Direct Participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Certificates among their respective participants, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor any of our agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy thereof. We have no responsibility for the performance by DTC, Euroclear or Clearstream or their participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Exchange of Global Certificates for Certificated Shares

A Global Certificate is exchangeable for Certificated Shares if DTC (i) notifies us that it is unwilling or unable to continue as depositary for the Global Certificates or (ii) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary. Certificated Shares delivered in exchange for any Global Certificate or beneficial interests in Global Certificates will be registered in the names requested by or on behalf of the depositary (in accordance with its customary procedures) and, in the case of Old Shares and any additional shares of Series A Preferred Stock we may issue in the future that are subject to transfer restrictions, will bear any applicable restrictive legend, unless that legend is not required by applicable law.

Same Day Settlement and Payment

We will make payments in respect of the shares of Series A Preferred Stock represented by the Global Certificates by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments with respect to Certificated Shares by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Shares or, if no such account is specified, by mailing a check to each such holder’s registered address. The shares of Series A Preferred Stock represented by the Global Certificates are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such shares will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Shares will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the Global Certificates received in Euroclear or Clearstream as a result of a transaction with a DTC Direct Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such Global Certificates settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Euroclear or Clearstream as a result of sales of interests in the Global Certificates by or through a Euroclear or Clearstream participant to a DTC Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

DESCRIPTION OF THE REGISTRATION RIGHTS AGREEMENT

The following description of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and which may be obtained as described under “Where You Can Find More Information” and “Incorporation by Reference.”

In connection with the issuance of the Old Shares, we entered into a registration rights agreement (the “Registration Rights Agreement”) with representatives of the initial purchasers of the Old Shares. Pursuant to the Registration Rights Agreement, we agreed, among other things, for the benefit of the holders of the Old Shares and at our own expense, (i) to file an exchange offer registration statement (the “exchange offer registration statement”) with the SEC with respect to an offer to exchange the Old Shares for New Shares that have been registered under the Securities Act (an “exchange offer”), (ii) to use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act, (iii) to keep the exchange offer registration statement effective for use by one or more participating broker-dealers until the earlier of (a) 180 days after the last exchange date and (b) the date on which a participating broker-dealer is no longer required to deliver a prospectus in connection with any market-making or other trading activities, and (iv) to use our commercially reasonable efforts to consummate the exchange offer within 60 calendar days after the exchange offer registration statement becomes effective.

The exchange offer registration statement, of which this prospectus forms a part, became effective on the date hereof, and we have commenced the exchange offer in accordance with the requirements of the Registration Rights Agreement. However, there can be no assurance that the exchange offer will be completed on a timely basis, or at all, or that the exchange offer will be completed on the terms contemplated by the Registration Rights Agreement or at all.

Under existing SEC interpretations, New Shares acquired in the exchange offer by holders of Old Shares will be freely transferable without further registration under the Securities Act if the holder of the New Shares represents that it is acquiring the New Shares in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the New Shares and that it is not an affiliate of ours, as such terms are interpreted by the SEC, provided that participating broker-dealers receiving New Shares in the exchange offer will have a prospectus delivery requirement with respect to resales of such New Shares. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to New Shares (other than a resale of an unsold allotment from the original sale of the Old Shares) with the prospectus contained in an exchange offer registration statement relating to such New Shares.

Under the Registration Rights Agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in an exchange offer registration statement in connection with the resale of New Shares for up to 180 days following the effective date of the exchange offer registration statement.

A holder of Old Shares (other than certain specified holders) who wishes to exchange its Old Shares for New Shares in the exchange offer will be required to represent that any New Shares to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Shares and that it is not an “affiliate” of ours, as defined in Rule 405 of the Securities Act or, if it is an affiliate, such holder agrees to comply with the applicable registration and prospectus delivery requirements of the Securities Act.

With regard to the Old Shares, if (i) applicable law or SEC policy does not permit us to effect a registered exchange offer provided for under the Registration Rights Agreement, (ii) for any other reason the exchange offer is not consummated by the date that is 270 days after the Issue Date (or if such 270th day is not a business day, the next succeeding business day) (the “Target Registration Date”), or (iii) we receive a written request within 30 days following consummation of the exchange offer from an initial purchaser of the Old Shares representing that a shelf registration statement must be filed in connection with any public offering or sale of the Old Shares that are not eligible to be exchanged for New Shares in the exchange offer and that are held by it following consummation of the exchange offer, we will, at our cost, (a) as promptly as practicable file a shelf registration statement covering resales of the Old Shares, (b) use our commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act prior to the later of the Target Registration Date or 90 days after the date the obligation to file the shelf registration statement arises and (c) use our commercially reasonable efforts to keep the shelf registration statement effective until the Old Shares have been exchanged or disposed of pursuant to such shelf registration statement or until the Old Shares cease to be outstanding.

We will, if a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Shares covered by such shelf registration statement. A holder selling such Old Shares pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification obligations).

If (a) an exchange offer is not completed or the shelf registration statement does not become effective, in each case by the date specified for such effectiveness, or (b) after either the exchange offer registration statement or the shelf registration statement provided for under such agreement has become effective, such registration statement ceases to be effective or the prospectus contained therein ceases to be usable (subject to certain exceptions) in connection with resales of Old Shares in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) and (b), a “Registration Default”), then, as liquidated damages, dividends (“Special Dividends”) will accumulate on the Old Shares (other than any Old Share that has ceased to be a Registrable Security), in addition to the regular cumulative dividends on the Old Shares, from and including the date on which any such Registration Default related to such series shall occur to but excluding the date on which all such Registration Defaults have been cured. Special Dividends will accumulate at an initial rate of 0.25% per annum per $1,000 liquidation preference for the first 90-day period beginning on the day immediately following such Registration Default, plus an additional 0.25% per annum per $1,000 liquidation preference with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum rate of 1.00% per annum per $1,000 liquidation preference. We will pay Special Dividends on regular dividend payment dates in the same manner as other dividends. The provisions for Special Dividends will be the only monetary remedy with respect to a Registration Default available to holders under the Registration Rights Agreement.

On and after the date on which all Registration Defaults shall have been cured or shall otherwise cease to exist, Special Dividends will no longer accumulate on the Old Shares. If an Old Share ceases to be a Registrable Security, Special Dividends will no longer accumulate on such Old Share. All Old Shares were Registrable Securities when originally issued. However, any Old Share will cease to be a “Registrable Security” when (i) a registration statement with respect to the Old Shares has become effective under the Securities Act and such Old Share has been exchanged or disposed of pursuant to such registration statement, (ii) such Old Share ceases to be outstanding, (iii) an exchange offer with respect to the Old Shares is completed, except, solely in the case of this clause (iii), for any Old Share that is held by a broker-dealer that was an initial purchaser of Old Shares directly from us and was ineligible to be exchanged in such exchange offer, or (iv) such Old Share is sold or transferred pursuant to Rule 144. Accordingly, upon completion of the exchange offer, all of the Old Shares will cease to be

Registerable Securities, other than such Old Shares, if any, that are covered by the exception set forth in clause (iii) of the preceding sentence. New Shares will not be Registrable Securities, will not be entitled to receive Special Dividends, and will not be entitled to any registration rights or (subject to limited exceptions) other rights under the Registration Rights Agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes certain material United States federal income tax consequences relating to (i) the exchange of Old Shares for New Shares pursuant to this exchange offer and (ii) the ownership and disposition of the New Shares by U.S. Holders and non-U.S. Holders (each as defined below). The following discussion does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to New Shares that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and addresses only beneficial owners of Old Shares that purchased the Old Shares for cash in the original issuance at their issue price (the first price at which a substantial amount of the Old Shares was sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to holders of Series A Preferred Stock in light of their particular circumstances or to holders of Series A Preferred Stock subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, “controlled foreign corporations,” “passive foreign investment companies,” accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, partnerships or other pass- through entities for U.S. federal income tax purposes, traders or dealers in securities or commodities, persons holding the Series A Preferred Stock as part of a hedge or other integrated transaction, persons subject to alternative minimum tax and certain former citizens or residents of the U.S.

This discussion is based on:

•	the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the IRS, and we have not requested, and do not plan to request, any rulings from the IRS concerning the Series A Preferred Stock.

The tax treatment of a holder of the Series A Preferred Stock may vary depending upon a holder’s particular situation. Certain holders (including, but not limited to, certain financial institutions, insurance companies, broker-dealers, persons who mark-to-market the Series A Preferred Stock, an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements, tax-exempt organizations, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar, expatriates and persons holding Series A Preferred Stock as part of a “straddle,” “hedge” or “conversion transaction”) may be subject to special rules not discussed below. This discussion is limited to holders who will hold the Series A Preferred Stock as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF YOUR PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES A PREFERRED STOCK.

As used herein, the term “U.S. Holder” means a beneficial owner of Series A Preferred Stock that is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation, including for this purpose an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate whose income is subject to United States federal income tax regardless of its source, or (4) a trust, if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts that are beneficial holders of the Series A Preferred Stock and in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used herein, the term “Non-U.S. Holder” means a beneficial owner (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) of Series A Preferred Stock that is not a U.S. Holder.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for United States federal income tax purposes) holds Series A Preferred Stock, the treatment of a partner in the partnership will generally depend on the status of the partner and activities of the partnership. A holder that is a partnership and partners in such partnership should consult their tax advisors regarding the United States federal income tax consequences of purchasing, owning and disposing of the Series A Preferred Stock.

Treatment of Exchange under the Exchange Offer

The exchange of the Old Shares for New Shares in the exchange offer will not be a taxable event for U.S. federal income tax purposes. A holder will not realize any taxable gain or loss as a result of exchanging the Old Shares for New Shares, and, upon the exchange, the holder will have the same tax basis and holding period in the New Shares as the holder had in the Old Shares immediately before the exchange.

Ownership of New Shares—U.S. Holders

Dividend Payments

Distributions with respect to the Series A Preferred Stock will constitute dividends for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in the Series A Preferred Stock (and you will reduce your tax basis accordingly) and thereafter as capital gain from the sale or exchange of such Series A Preferred Stock.

If you are a corporate U.S. holder, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a noncorporate U.S. holder, dividends paid to you will qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements.

Dividends that exceed certain thresholds in relation to your tax basis in the Series A Preferred Stock could be characterized as an “extraordinary dividend” under the Code. If you are a corporation, you have held the stock for two years or less before the dividend announcement date and you receive an extraordinary dividend, you generally will be required to reduce your tax basis in your stock with respect to which such dividend was made by the non-taxed portion of such dividend. If the amount of the reduction exceeds your tax basis in such stock, the excess is treated as taxable gain. If you are a noncorporate U.S. holder and you receive an extraordinary dividend, you will be required to treat any losses on the sale of the Series A Preferred Stock as long-term capital losses to the extent of the extraordinary dividends you receive that qualify for the preferential rates referred to above. The deductibility of capital losses is subject to limitations.

Sale or Exchange Other than by Redemption

If you sell or otherwise dispose of Series A Preferred Stock (other than by redemption), you generally will recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Series A Preferred Stock. Capital gain of a noncorporate U.S. holder generally is taxed at preferential rates where the holder has a holding period greater than one year.

Redemption of Series A Preferred Stock

If we redeem our Series A Preferred Stock, the redemption generally will be treated as a sale or exchange by the U.S. holder if the redemption (i) results in a meaningful reduction in the U.S. holder’s interest in us or (ii) results in a complete termination of the U.S. holder’s entire equity interest in us (in either case, within the meaning of Section 302(b) of the Code). In determining whether a redemption qualifies as a sale or exchange under these rules, shares of Series A Preferred Stock and other equity interests owned by a U.S. holder (including stock and other equity interests considered owned by a U.S. holder under the constructive ownership rules set forth in Section 318 of the Code) are taken into account. If the redemption qualifies as a sale under one of these rules, the tax consequences to a U.S. holder would be as described above under “—Sale or Exchange Other than by Redemption.” If the redemption does not qualify as a sale for tax purposes under the rules described above, the amount of cash received by a U.S. holder would be treated as described above under “—Dividend Payments.” We intend to treat the likelihood of a payment of any Ratings Event redemption premium as remote, and therefore all redemption proceeds, even a Ratings Event redemption premium, will be treated under the foregoing general rules for redemptions of Series A Preferred Stock. Each U.S. holder of Series A Preferred Stock is urged to consult its tax advisors to determine whether a payment made in redemption of shares of our Series A Preferred Stock will be treated for U.S. federal income tax purposes as a distribution or as payment in exchange for such shares of our Series A Preferred Stock.

Information Reporting and Backup Withholding

Certain U.S. holders will be subject to information reporting with respect to the payment of dividends on our Series A Preferred Stock and the payment of proceeds on the sale or other disposition of shares of our Series A Preferred Stock. Backup withholding may apply unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund if the amount of taxes withheld exceed the U.S. holder’s actual tax liability, provided that the U.S. holder timely provides the required information to the IRS. U.S. holders are urged to consult their tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Ownership of New Shares—Non-U.S. Holders

The discussion in this section is addressed to a holder of shares of our Series A Preferred Stock that is a non-U.S. holder. You are a “non-U.S. holder” if you are a beneficial owner of shares of our Series A Preferred Stock that is neither a U.S. holder nor a partnership (including any entity treated as a partnership for U.S. federal income tax purposes).

Dividend Payments

Distributions with respect to the Series A Preferred Stock will constitute dividends for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Generally, distributions treated as dividends and paid to a non-U.S. holder with respect to our Series A Preferred Stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty. To the extent that the amount of a distribution with respect to our

Series A Preferred Stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in such Series A Preferred Stock and thereafter as gain from the sale or exchange of shares of our Series A Preferred Stock, the tax treatment of which is discussed below under “—Sale or Exchange Other than by Redemption.” To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

Dividends that are effectively connected with a trade or business conducted by a non-U.S. holder within the U.S., and, to the extent an applicable tax treaty provides, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S., generally will be subject to U.S. federal income tax on a net basis at the individual or corporate rates generally applicable to U.S. holders, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. A non-U.S. holder generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

A non-U.S. holder of shares of our Series A Preferred Stock may obtain a refund of any excess amounts withheld under these rules if the non-U.S. holder is eligible for a reduced rate of U.S. withholding tax and an appropriate claim for refund is timely filed with the IRS.

Sale or Exchange Other than by Redemption

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange or other taxable disposition (other than a redemption) of shares of our Series A Preferred Stock unless:

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the U.S.;

•

the non-U.S. holder is an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our Series A Preferred Stock constitutes a “U.S. real property interest” by reason of our status as a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the five-year period ending on the date of such disposition or, if shorter, the non-U.S. holder’s holding period for its shares of Series A Preferred Stock, as applicable, and certain other conditions are satisfied.

A non-U.S. holder whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale in the same manner as a U.S. Person, unless an applicable tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable tax treaty) on the gain derived from the sale, which may be offset by certain U.S.-source capital losses. With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, if we become a USRPHC, you may be subject to U.S. federal income tax on any gain from the disposition.

If the gain from any disposition is subject to tax as described above, it will be taxed as if you were a U.S. holder and you will be required to file a U.S. tax return with respect to such gain.

Redemption of Series A Preferred Stock

If we redeem our Series A Preferred Stock, the redemption will be treated as a sale or exchange if the redemption results in a meaningful reduction in the non-U.S. holder’s interest in us, or results in a complete termination of the non-U.S. holder’s entire equity interest in us (in each case, within the meaning of Section 302(b) of the Code). If the redemption qualifies as a sale under one of these rules, the tax consequences to a non-U.S. holder would be as described above under “—Sale or Exchange Other than by Redemption.” If the redemption does not qualify as a sale for tax purposes under the rules described above, the amount of cash received by a non-U.S. holder would be treated as described above under “—Dividend Payments.”

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with our payment of dividends on the Series A Preferred Stock. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which a non-U.S. holder resides. Unless a non-U.S. holder complies with certification procedures to establish that it is not a U.S. Person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, including redemption, of the shares of Series A Preferred Stock, and the non-U.S. holder may be subject to backup withholding tax (currently at a rate of 24%) on payments of dividends on the shares of Series A Preferred Stock or on the proceeds from a sale or other disposition of the shares. The certification procedures required to claim the exemption from withholding tax on dividends described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability or may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA Withholding

Under the Foreign Account Tax Compliance Act (“FATCA”) and additional guidance issued by the IRS, a U.S. federal withholding tax of 30% generally will apply to payments of dividends paid to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity. We will not pay any additional amounts to “gross up” payments to holders as a result of any withholding or deduction for such taxes. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of the FATCA withholding rules on their investment in the Series A Preferred Stock.

Persons considering the purchase of Series A Preferred Stock are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local law.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Shares for its own account pursuant to the exchange offer must acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of such New Shares. However, by so acknowledging and by delivering (or making available) a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer that acquired Old Shares for its own account as a result of market making or other trading activities (a “participating broker-dealer”) may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Shares received for its own account in exchange for such Old Shares in the exchange offer for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Shares (subject, in each case, to our right to suspend the use of the prospectus as described below), so long as such participating broker-dealer has notified us, through an Agent’s Message or otherwise, prior to 5:00 p.m., New York City time, on the expiration date that it will be using this prospectus for such purpose. A broker-dealer that is not a participating broker-dealer may not use this prospectus for the purpose of reselling or otherwise transferring shares of Series A Preferred Stock.

We will not receive any proceeds from any sale of New Shares by broker-dealers or otherwise. New Shares received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Shares or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Shares. Any broker-dealer that resells New Shares that were received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Shares may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Shares and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the performance of our obligations under the Registration Rights Agreement, excluding underwriting discounts and commissions, brokerage commissions and certain transfer taxes as described above under “The Exchange Offer—Transfer Taxes.” We have also agreed in the Registration Rights Agreement to indemnify the holders of the Old Shares and participating broker-dealers, if any, against certain liabilities, including liabilities under the Securities Act.

By tendering its Old Shares, any participating broker-dealer that receives New Shares pursuant to the exchange offer agrees to notify us prior to using this prospectus in connection with any sale or transfer of New Shares, acknowledges and agrees that the Registration Rights Agreement provides that, upon notice from us of the occurrence of any event that would result in this prospectus, the registration statement of which this prospectus is a part or any related free writing prospectus containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it will suspend the use of this prospectus or such free writing prospectus, as the case may be, until we have amended or supplemented this prospectus or such free writing prospectus, as the case may be, to correct such misstatement or omission.

LEGAL MATTERS

Schiff Hardin LLP, Chicago, Illinois, has passed upon the validity of the securities offered by this prospectus for us.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to NiSource Inc.’s spin-off of its subsidiary Columbia Pipeline Group, Inc. on July 1, 2015 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Annex A

LETTER OF TRANSMITTAL

NISOURCE INC.

OFFER TO EXCHANGE

Any and all of its outstanding unregistered shares of

5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock,

liquidation preference $1,000 per share (CUSIP Nos. 65473P AC9 and U65483 AA4) for up to 400,000 shares of its 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual

Preferred Stock, liquidation preference $1,000 per share (CUSIP No. 65473P AG0)

that have been registered under the Securities Act of 1933 (the “Securities Act”)

This document relates to the exchange offer (the “Exchange Offer”) made by NiSource Inc. (the “Company”) to exchange any and all of its unregistered Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share (the “Old Shares”) for new 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share (the “New Shares”), that have been registered under the Securities Act. The Old Shares and the New Shares are collectively referred to herein as the “Shares.” The Exchange Offer is described in the prospectus dated February 1, 2019 (the “Prospectus”) and in this letter of transmittal (this “Letter of Transmittal”). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.”

The Exchange Offer will expire at 5:00 p.m., New York City time, on March 5, 2019, unless extended by the Company (such date and time, as they may be extended, the “Expiration Date”). Tendered Old Shares may be withdrawn at any time prior to the expiration of the Exchange Offer.

Upon the satisfaction or waiver of the conditions to the acceptance of the Old Shares set forth in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer,” the Company will accept for exchange the Old Shares that have been validly tendered (and not subsequently validly withdrawn).

The Exchange Agent for the Exchange Offer (the “Exchange Agent”) is:

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

250 Royall St. Suite V

Canton, MA 02021

The Information Agent for the Exchange Offer (the “Information Agent”) is:

D. F. King & Co., Inc.

All requests for assistance or questions should be directed to the Information Agent at:

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (877) 679-4107

Email: nisource@dfking.com

This Letter of Transmittal is to be used by holders of the Old Shares. Tender of the Old Shares is to be made using the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Shares.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance. For you to validly tender your Old Shares in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an Agent’s Message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Shares; and

•	You agree to be bound by the terms of this Letter of Transmittal.

The electronic confirmation from DTC of the book-entry transfer of Old Shares into the Exchange Agent’s account at DTC, together with the Agent’s Message constitute a “Book-Entry Confirmation.”

By using the ATOP procedures to tender the Old Shares, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

The New Shares will be issued in full exchange for the Old Shares in the Exchange Offer, if consummated, and will be delivered in book-entry form.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

1. Upon the terms and subject to the conditions of the Exchange Offer, the agreeing holder hereby tenders to the Company the aggregate principal amount of Old Shares credited by the tendering holder to the Exchange Agent’s account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of the Old Shares tendered hereby by the Company, the tendering holder hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Shares as are being tendered hereby.

The tendering holder hereby irrevocably constitutes and appoints the Exchange Agent as the tendering holder’s true and lawful agent and attorney-in-fact with respect to such tendered Old Shares (with full knowledge that the Exchange Agent also acts as the agent of the Company in connection with the Exchange Offer), with full power of substitution, without limitation, to assign, transfer and deliver the Old Shares, or cause the Old Shares to be assigned, transferred and delivered, to the Company, and to deliver all accompanying evidences of transfer and authenticity, and present such Old Shares for transfer on the books of the Company and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Shares, all in accordance with the terms of the Exchange Offer.

2. The tendering holder hereby acknowledges, represents and warrants to and agrees with the Company that the tendering holder and each beneficial owner of Old Shares tendered hereby has full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Old Shares tendered hereby, and to acquire the New Shares issuable upon the exchange of such tendered Old Shares, and that, if and when such Old Shares are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The tendering holder hereby further acknowledges, represents and warrants to, and agrees with, the Company that (i) neither the tendering holder nor any beneficial owner of the Old Shares being tendered hereby is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company; (ii) any New Shares received in the Exchange Offer by the tendering holder or any beneficial owner of any Old Shares tendered hereby will be acquired by it in the ordinary course of its business; (iii) neither the tendering holder nor any beneficial owner of Old Shares tendered hereby has any arrangement or understanding with any person to engage in, and neither the tendering holder nor any such beneficial owner is engaged in or intends to engage in, the distribution (within the meaning of the Securities Act) of the New Shares in violation of the Securities Act; (iv) neither the tendering holder nor any such beneficial owner is a broker-dealer that will receive New Shares in the Exchange Offer in exchange for Old Shares that it purchased from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; and (v) if the tendering holder or any such beneficial owner is a broker-dealer holding Old Shares acquired for its own account as a result of its market-making or other trading activities (a “participating broker-dealer”), it will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of the New Shares it receives in exchange for such Old Shares pursuant to the Exchange Offer (provided, however, that by so acknowledging and by delivering (or making available as aforesaid) a prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act).

The tendering holder acknowledges and agrees that, if the tendering holder or any beneficial owner of Old Shares tendered hereby is unable to make the representations and warranties set forth in the immediately preceding paragraph or elsewhere in this Letter of Transmittal, or if the tendering holder or any such beneficial owner is participating in the Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Shares to be acquired in the Exchange Offer, or if the tendering holder or any such beneficial owner is a broker-dealer that will receive New Shares in the Exchange Offer in exchange for Old Shares that it acquired from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, neither the tendering holder nor any such beneficial owner will be permitted to tender its Old Shares in the Exchange Offer. The tendering holder, if it is not the beneficial owner of the Old Shares being tendered hereby, acknowledges and agrees that all of the representations, warranties, acknowledgements and agreements set forth herein are being made by it on its own behalf and on behalf of each such beneficial owner for the benefit of the Company.

3. The tendering holder, on behalf of itself and each beneficial owner of any Old Shares tendered hereby, acknowledges and agrees that the Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties and referred to in the Prospectus under the caption “The Exchange Offer—Resales of New Shares” and, as a result, the Company believes that, except as provided in the next sentence and in the next paragraph, the New Shares received pursuant to the Exchange Offer in exchange for the Old Shares may be offered for resale, resold or otherwise transferred by a holder thereof, without compliance with the registration and prospectus delivery requirements of the Securities Act, unless (1) such holder is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company, (2) the New Shares received by such holder in the Exchange Offer will not be acquired by such holder in the ordinary course of its business; or (3) such holder has an arrangement or understanding with any person to engage in, or is engaged in or intends to engage in, the distribution (within the meaning of the Securities Act) of the New Shares in violation of the Securities Act. However, the tendering holder, on behalf of itself and each beneficial owner of Old Shares tendered hereby, acknowledges and agrees that, if the tendering holder or any such beneficial owner is a participating broker-dealer holding Old Shares acquired for its own account as a result of market-making or other trading activities and who receives New Shares in exchange for such Old Shares in the Exchange Offer, it may be an “underwriter” within the meaning of the Securities Act and it must (and the tendering holder, on behalf of itself and each such beneficial owner, acknowledges and agrees that it will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Shares. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The tendering holder, on behalf of itself and each beneficial owner of Old Shares tendered hereby, further acknowledges and agrees that, if it is a participating broker-dealer, it may use the Prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Shares received for its own account in the Exchange Offer in exchange for Old Shares that it acquired for its own account as a result of market-making or other trading activities for a period ending on the earlier of (i) 180 days after the registration statement of which the Prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Shares (subject, in each case, to the Company’s right to suspend use of the Prospectus under the circumstances described in the Prospectus under the caption “Plan of Distribution”), so long as such participating broker-dealer has notified the Company, through an Agent’s Message or otherwise, prior to 5:00 p.m., New York City time, on the Expiration Date that it will use the Prospectus for such purpose.

The tendering holder, on behalf of itself and each beneficial owner of Old Shares being tendered hereby, acknowledges and agrees that if the tendering holder or any beneficial owner of the Old Shares being tendered falls into one or more of the categories set forth in clauses (1) through (3) of the immediately preceding paragraph, or if the tendering holder or any such beneficial owner is participating in the Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Shares to be acquired in the Exchange Offer, or if the tendering holder or any such beneficial owner is a broker-dealer that will receive New Shares in the Exchange Offer in exchange for Old Shares that it acquired from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) it will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) it will not be permitted to tender its Old Shares in the Exchange Offer, (iii) in the absence of an applicable exemption, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Shares, and (iv) any registration statement used in connection with such offer, sale or other transfer of Shares must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act, and the Company will not be responsible for, or indemnify the tendering holder or any such beneficial owner against, any such liability. The tendering holder, on behalf of itself and each beneficial owner of Old Shares tendered hereby, acknowledges and agrees that each broker-dealer that receives New Shares for its own account pursuant to the Exchange Offer will be deemed to acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and other transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of New Shares received in the Exchange Offer as aforesaid, but only participating broker-dealers will be entitled, subject to the limitations described above, to use the Prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Shares received in the Exchange Offer.

The tendering holder and each beneficial owner of Old Shares tendered hereby is aware that the SEC has not considered the Exchange Offer in the context of a no-action letter, and there can be no guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in the circumstances described in the no action letters referred to above.

4. The tendering holder will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the Old Shares tendered hereby or to further evidence the accuracy or performance of any of the representations, warranties, acknowledgements or agreements made by the tendering holder herein. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation and agreement hereunder of the tendering holder and each beneficial owner of Old Shares tendered hereby shall survive the death, incapacity or dissolution of the tendering holder and of any such beneficial owner and shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives of the tendering holder and each such beneficial owner. This tender may be withdrawn only in accordance with the procedures set forth under the caption “The Exchange Offer—Withdrawal Rights” in the Prospectus and in Instruction 6 in this Letter of Transmittal.

5. By crediting the Old Shares to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Shares all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer to Exchange

1.	DELIVERY OF THIS LETTER OF TRANSMITTAL AND OLD SHARES.

Any Book-Entry Confirmation that the Old Shares being tendered through DTC’s ATOP procedures have been delivered to the applicable account of the Exchange Agent at DTC, as well as an Agent’s Message prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	VALIDITY OF TENDERS.

The Company, in its sole and absolute discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Shares tendered for exchange. The Company reserves the absolute right to reject any and all tenders of any Old Shares not properly tendered and not to accept any Old Shares if acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the right, in its sole and absolute discretion, to waive any defects or irregularities or conditions of the exchange offer as to any Old Shares either before or after the expiration of the exchange offer (including the right to waive the ineligibility of any holder or beneficial owner who seeks to tender Old Shares in the exchange offer). The Company’s interpretation of the terms and conditions of the exchange offer (including this Letter of Transmittal and the instructions herein) as to any particular tender of Old Shares or holder or beneficial owner thereof either before or after the expiration of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Shares for exchange must be cured within a reasonable period of time, as the Company in its sole and absolute discretion may determine. The Company is not, nor is the Exchange Agent, the Information Agent or any other person, under any duty to notify you or any other person of any defect or irregularity with respect to your tender of Old Shares for exchange, or if any Agent’s Messages, Book-Entry Confirmations or other documents are or are not received by the Exchange Agent, and no one will be liable for failing to provide such notification.

3.	WAIVER OF CONDITIONS.

The Company reserves the right, in its sole and absolute discretion, to waive, at any time and from time to time, satisfaction of any or all conditions of the Exchange Offer described in the Prospectus.

4.	NO CONDITIONAL TENDERS.

No alternative, conditional, irregular or contingent tenders will be accepted.

5.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus, this Letter of Transmittal and other related documents may be directed to the Information Agent at the address and telephone number set forth on the cover page of this Letter of Transmittal.

6.	WITHDRAWAL RIGHTS.

Tenders of Old Shares may be withdrawn no later than 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal of tendered Old Shares to be effective, the Exchange Agent must receive an electronic notice of withdrawal transmitted by DTC on behalf of the DTC participant that tendered such Old Shares no later than 5:00 p.m., New York City time, on the Expiration Date. The notice of withdrawal must specify the name and DTC account number of the account at DTC to be credited with the withdrawn Old Shares and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled “The Exchange Offer—Withdrawal Rights.”

7.	TRANSFER TAXES.

Holders who tender their Old Shares for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that (a) holders who instruct the Company to register the New Shares in the name of a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Shares and (b) tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of the Old Shares to the Company or upon the Company’s order pursuant to the exchange offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER THE OLD SHARES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

NiSource Inc.

OFFER TO EXCHANGE

Any and all of its outstanding shares of

5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock,

liquidation preference $1,000 per share, for

up to 400,000 Shares of 5.650% Series A Fixed-Rate Reset

Cumulative Redeemable Perpetual Preferred Stock,

liquidation preference $1,000 per share

that have been registered under the Securities Act of 1933

PROSPECTUS

February 1, 2019

The Exchange Agent for the exchange offer is:

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

250 Royall St. Suite V

Canton, MA 02021

All Book-Entry Confirmations, Agent’s Messages, notices of withdrawal and other electronic messages must be delivered to the Exchange Agent through DTC’s systems and procedures.

The Information Agent for the exchange offer is:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (877) 679-4107

Email: nisource@dfking.com

Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the Information Agent at the address or phone number above.